Exhibit 10.17

CMD 103A (2/99)
Base Years

OFFICE LEASE

WITH

IntercontinentalExchange, LLC

SUITE:             400

BUILDING:    2100 RiverEdge Parkway

Certain information in this agreement has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

i

ii

OFFICE LEASE

     THIS OFFICE LEASE (“Lease”) is made and entered into as of the 8th day of June, 2000, by and between CMD REALTY INVESTMENT FUND IV, L.P. (“Landlord”), an Illinois limited partnership, and IntercontinentalExchange, LLC (“Tenant”), a Delaware limited liability company.

ARTICLE 1: BASIC PROVISIONS

     This Article contains the basic lease provisions between Landlord and Tenant.

A. Building:	2100 RiverEdge Parkway, located at 2100 RiverEdge Parkway, Atlanta, Georgia 30328 (the “Property”, as further described in Article 30).

B. Premises:	Suite 400, located on the 4th floor of the Building as outlined or hatched on Exhibit A hereto.

C. Commencement Date:	July 1, 2000, subject to Articles 2 and 4.

D. Expiration Date:	June 30, 2005, subject to Articles 2 and 4.

E. Rentable Area:	The rentable area of the Premises shall be deemed to be 5,135 square feet, and the rentable area of the Property shall be deemed to be 268,454 square feet, for purposes of this Lease, subject to Article 30.

F. Tenant’s Share:	One and 91/100ths percent (1.91%), subject to Articles 3 and 30.

G. Base Rent:	Tenant shall pay monthly Base Rent pursuant to the following schedule and as described in Article 3:

Monthly Base
Period	Rent
Commencement Date - June 30, 2001	$[***]
July 1, 2001 - June 30, 2002	$[***]
July 1, 2002 - June 30, 2003	$[***]
July 1, 2003 - June 30, 2004	$[***]
July 1, 2004 - Expiration Date	$[***]

H. Additional Rent:	Tenant shall pay Tenant’s Share of Taxes and Expenses in excess of the amounts respectively for 2000 (“Base

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Tax Year”) and 2000 (“Base Expense Year”), as further described in Article 3.

I. Permitted Use:	General offices, subject to Article 7.

J. Security Deposit:	$2,000.00, subject to Article 16, plus a letter of credit for $75,000.00 per Exhibit G.

K. Broker:	[INTENTIONALLY DELETED]

L. Guarantors:	[INTENTIONALLY DELETED]

M. Landlord’s Notice Address (subject to Article 25):

c/o CMD Realty Investors, Inc., Suite 135, 2500 Meridian Parkway, Durham, NC 27713, Attn.: Regional Manager; with copies to CMD Realty Investors, Inc., 227 West Monroe Street, Suite 3900, Chicago, Illinois 60606, Attn.: General Counsel and Attn.: Asset Manager.

N. Tenant’s Notice Address (subject to Article 25):

Until the Commencement Date: 2100 RiverEdge Parkway, Suite 400, Atlanta, GA 30328, Attn.: Chuck Vice

On the Commencement Date: 2100 RiverEdge Parkway, Suite 400, Atlanta, GA 30328, Attn.: Chuck Vice

Rent shall be paid to Landlord at 21057 Network Place, Chicago, Illinois 60673-1210, or such other parties and addresses as to which Landlord shall provide advance notice.

P. Exhibits:	This Lease includes, and incorporates by this reference:

Exhibit A: Premises

Exhibit B: Rules

Exhibit C: Georgia Provisions

Exhibit D: Intentionally omitted

Exhibit E: Supplemental HVAC

Exhibit F: Use of Generator

Exhibit G: Letter of Credit Requirements

     The foregoing provisions shall be interpreted and applied in accordance with the other provisions of this Lease. The terms of this Article, and the terms defined in Article 30 and other Articles, shall have the meanings specified therefor when used as capitalized terms in other provisions of this Lease or related documentation (except as expressly provided to the contrary therein).

ARTICLE 2: TERM AND COMMENCEMENT

     Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term, subject to the other provisions of this Lease. The term (“Term”) of this Lease shall commence on the Commencement Date and end on the Expiration Date set forth in Article 1, unless sooner terminated as provided in this Lease, subject to adjustment as provided below and the other provisions of this Lease.

ARTICLE 3: BASE RENT AND ADDITIONAL RENT

     A. Base Rent. Tenant shall pay Landlord the monthly Base Rent set forth in Article 1 in advance on or before the first day of each calendar month during the Term; provided, Tenant shall pay Base Rent for the first full calendar month for which Base Rent shall be due (and any initial partial month) when Tenant executes this Lease.

     B. Taxes and Expenses. Tenant shall pay Landlord Tenant’s Share of Taxes and Expenses in excess of the amounts of Taxes and Expenses respectively for the Base Tax Year and Base Expense Year in the manner described below. The foregoing capitalized terms shall have the meanings specified therefor in Articles 1 and 30.

     C. Payments.

     (i) Landlord may reasonably estimate in advance the amounts Tenant shall owe for Taxes and Expenses for any full or partial calendar year of the Term. In such event, Tenant shall pay such estimated amounts, on a monthly basis, on or before the first day of each calendar month, together with Tenant’s payment of Base Rent. Such estimate may be reasonably adjusted from time to time by Landlord.

     (ii) Within 120 days after the end of each calendar year, or as soon thereafter as practicable, Landlord shall provide a statement (the “Statement”) to Tenant showing: (a) the amount of actual Taxes and Expenses for such calendar year, with a listing of amounts for major categories of Expenses, (b) any amount paid by Tenant towards Taxes and Expenses during such calendar year on an estimated basis, and (c) any further revised estimate of Tenant’s obligations for Taxes and Expenses for the current calendar year.

     (iii) If the Statement shows that Tenant’s estimated payments were less than Tenant’s actual obligations for Taxes and Expenses for such year, Tenant shall pay the difference within fifteen (15) days after Landlord sends the Statement. If the Statement shows that Tenant’s estimated payments exceeded Tenant’s actual obligations for Taxes and Expenses, Landlord shall credit the difference against the payment of Rent next due. If the Term shall have expired and no further Rent shall be due, Landlord shall provide a refund of such difference at the time Landlord sends the Statement.

     (iv) If the Statement shows a further increase in Tenant’s estimated payments for the current calendar year, Tenant shall: (a) thereafter pay the new estimated amount until Landlord further revises such estimated amount, and (b) pay the difference between the new and former estimates for the period from January 1 of the current calendar year through the month in which the Statement is sent within fifteen (15) days after Landlord sends the Statement.

     (v) In lieu of providing one Statement covering all such items, Landlord may provide separate statements, at the same or different times. So long as Tenant’s obligations hereunder are not materially adversely affected thereby, Landlord reserves the right to reasonably change, from time to time, the manner or timing of Tenant’s payments for Taxes and Expenses.

     D. Tax Refunds, Protest Costs, Fiscal Years and Special Assessments. Landlord shall each year: (i) credit against Taxes any refunds received during such year, whether or not for a prior year, (ii) include in Taxes any additional amount paid during such year involving an adjustment to Taxes for a prior year due to error by the taxing authority, supplemental assessment, or other reason, (iii) for Taxes payable in installments over more than one year, include only the minimum amounts payable each year and any interest thereon, and (iv) include, in either Taxes or Expenses, any fees for attorneys, consultants and experts, and other costs paid during such year in attempting to protest, appeal or otherwise seek to reduce or minimize Taxes, whether or not successful. Notwithstanding anything to the contrary contained in this Lease, if any taxing authority, at any time, uses a fiscal year other than a current calendar year, Landlord may elect to require payments by Tenant based on: (a) amounts paid or payable during each calendar year without regard to such fiscal years, or (b) amounts paid or payable for or during each fiscal tax year.

     E. Grossing Up and Tenant’s Share Adjustments. In order to allocate variable Expenses (i.e. those items that vary based on occupancy levels, such as cleaning and utilities) among those parties who are leasing space at the Property when it is not fully occupied during all or a portion of any calendar year, Landlord may reasonably determine the amount of such variable Expenses that would have been paid had the Property been fully occupied, in which case the amount so determined shall be deemed to have been the amount of Expenses for such year (rather than adjusting Tenant’s Share by subtracting vacant space from the denominator). If Landlord does so in computing Expenses for any subsequent year, Landlord shall make a similar adjustment to Expenses for the Base Expense Year in such computation. Similarly, if Landlord is not furnishing any particular utility or service to a tenant during any period (the cost of which, if performed by Landlord, would be included in Expenses), Landlord may for such period: (i) adjust such items to reflect the additional amount that would reasonably have been incurred during such period had Landlord furnished such utility or service to such tenant, or (ii) exclude the rentable area of such tenant from the rentable area of the Property in computing Tenant’s Share of such items. “Tenant’s Share” shall be subject to such other adjustments as are provided in the definition thereof in Article 30 below.

     F. Prorations; Payments After Term Ends. If the Term commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, the Base Rent and any other amounts payable on a monthly basis shall be prorated on a per diem basis for such partial calendar months. If the Base Rent is scheduled to increase under Article I other than on the first day of a calendar month, the amount for such month shall be prorated on a per diem basis to reflect the number of days of such month at the then current and increased rates, respectively. If the Term commences other than on January 1, or ends other than on December 31, Tenant’s obligations to pay amounts towards Taxes and Expenses for such first or final calendar years shall be prorated on a per diem basis to reflect the portion of such years included in the Term. Tenant’s obligations to pay Taxes and Expenses (or any other amounts) accruing during, or relating to, the period prior to expiration or earlier termination of this Lease, shall survive such expiration or termination.

     G. Landlord’s Accounting Practices and Records. Landlord shall maintain records respecting Taxes and Expenses and determine the same in accordance with sound accounting and management practices consistently applied in accordance with this Lease. Although this Lease contemplates the general computation of Taxes and Expenses on a cash basis, Landlord shall make reasonable and appropriate accrual adjustments to ensure that each calendar year includes substantially the same recurring items. Landlord reserves the right to apply a full accrual system of accounting so long as the same is consistently applied and Tenant’s obligations are not materially adversely affected. Tenant or its representative (acting on a non-contingent fee basis) shall have the right to review such records by sending notice to Landlord no later than thirty (30) days following the furnishing of the Statement specifying such records as Tenant reasonably desires to review. Such review shall be subject to the continuing condition that Tenant not be in Default, and subject to reasonable scheduling by Landlord during normal business hours at the place or places where such records are normally kept. No later than thirty (30) days after Landlord makes such records available for review, Tenant shall send Landlord notice specifying any exceptions that Tenant takes to matters included in such Statement, Tenant’s detailed reasons for each exception which support a conclusion that such exception properly identifies an error in such Statement, and a complete copy of the review report. Such Statement shall be considered final and binding on Tenant, except as to matters to which exception is taken after review of Landlord’s records in the foregoing manner and within the foregoing times. The foregoing times for sending Tenant’s notices hereunder are critical to Landlord’s budgeting process, and are therefore of the essence of this Paragraph. If Tenant takes timely exception as provided herein, Landlord may seek certification from an independent certified public accountant or financial consultant (who shall be subject to Tenant’s reasonable approval) as to the proper amount of Taxes and Expenses or the items as to which Tenant has taken exception. In such case: (i) such certification shall be considered final and binding on both parties (except as to additional amounts not then known or omitted by error), and (ii) Tenant shall pay Landlord for the cost of such certification, unless it shows that Taxes and Expenses were overstated by a net amount of five percent (5%) or more. Pending review of such records and resolution of any exceptions, Tenant shall pay Tenant’s Share of Taxes and Expenses in the amounts shown on such Statement, subject to credit, refund or additional payment after any such exceptions are resolved.

     H. Base Year Adjustments. If Taxes for the Base Tax Year are reduced as the result of protest or otherwise, Landlord may use the final reduced amount of Taxes for the Base Tax Year to compute Tenant’s obligations for increases in Taxes during the Term. In such case, Tenant shall pay Landlord, within fifteen (15) days after notice, any additional amount of Taxes required by such computation for any period that has theretofore occurred during the Term following the Base Tax Year. Landlord may exclude from Base Year Expenses any non-recurring items, including capital expenditures otherwise permitted under Article 30 (and shall only include the amortization of such expenditures in subsequent year Expenses to the extent permitted under Article 30). If Landlord eliminates from any subsequent year Expenses a recurring category of Expenses previously included in Base Year Expenses, Landlord may subtract such category from Base Year Expenses commencing with such subsequent year.

     I. General Payment Matters. Base Rent, Taxes, Expenses and any other amounts which Tenant is or becomes obligated to pay Landlord under this Lease or other agreement entered in connection herewith are sometimes herein referred to collectively as “Rent,” and all remedies applicable to the non-payment of rent shall be applicable thereto. Tenant shall pay Rent in good funds and legal tender of the United States of America, together with any applicable sales tax or other taxes on Rent as further described in Article 14. Tenant shall pay Rent without any deduction, recoupment, set-off or counterclaim, and without relief from any valuation or appraisement laws, except as may be expressly provided in this Lease. No delay by Landlord in providing the Statement (or separate statements) shall be deemed a default by Landlord or a waiver of Landlord’s right to require payment of Tenant’s obligations for actual or estimated Taxes or Expenses. In no event shall a decrease in Taxes or Expenses serve to decrease Base Rent. Landlord may apply payments received from Tenant to any obligations of Tenant then accrued, without regard to such obligations as may be designated by Tenant.

ARTICLE 4: CONDITION OF PREMISES

     A. General Condition of Premises. Tenant has inspected, or had an opportunity to inspect, the Premises (and portions of the Property, Systems and Equipment providing access to or serving the Premises), and agrees to accept the same “as is” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements.

     B. Allowance. Notwithstanding the foregoing to the contrary, Landlord shall provide an allowance (“Allowance”) of up to $25,615.00 to be used towards reasonable, direct out-of-pocket costs of designing and performing permanent leasehold improvements in the Premises provided that Tenant must use the Allowance by December 31, 2000. Tenant shall engage its own designers and contractors, and Landlord shall reimburse Tenant based on Tenant’s submission of a customary tenant’s affidavit respecting the work, invoices, paid receipts and other reasonable evidence of payment, and the submission of customary architect’s certificates, lien waivers and affidavits of payment, all reasonably satisfactory to Landlord; or, at Tenant’s request, Landlord shall engage contractors to plan and perform the work and Tenant shall cooperate in planning the work and in scheduling and staging the work within the Premises (including cooperation in moving personnel, furniture and equipment or permitting Landlord to do so). Any portion of the Allowance not used by December 31, 2000 shall belong to Landlord. Such work shall be subject to applicable provisions of the Lease, including Landlord’s approval of the contractors and plans for the work under Article 9 of the Lease. Any personal property, trade fixtures or equipment, including, but not limited to, modular or other furniture, and cabling or other items for communications or computer systems, whether or not shown on any plan approved by Landlord, shall be provided by Tenant, at Tenant’s sole cost. There shall be no postponement of the Commencement Date or abatement of Rent as a result of any such improvements, or delays in substantially completing the same, under any circumstances.

ARTICLE 5: QUIET ENJOYMENT

     Landlord agrees that, if Tenant timely pays the Rent and performs the terms and provisions hereunder, Tenant shall hold the Premises during the Term free of lawful claims by any party acting by or through Landlord, subject to all other terms and provisions of this Lease.

ARTICLE 6: UTILITIES AND SERVICES

     A. Standard Landlord Utilities and Services. Landlord shall provide the following utilities and services (the cost of which shall be included in Expenses):

     (i) Heat and air-conditioning to provide a temperature required, in Landlord’s reasonable opinion and in accordance with applicable Law, for occupancy of the Premises as offices during Building Hours (as defined in Article 30).

     (ii) Water from city mains for drinking, lavatory and toilet purposes only, at those points of supply provided for nonexclusive general use of tenants at the Property, or points of supply in the Premises installed by or with Landlord’s written consent for such purposes.

     (iii) Cleaning and trash removal in and about the Premises comparable to that provided as a standard service by landlords for office space in comparable office buildings in the vicinity.

     (iv) Passenger elevator service at all times (if the Property has such equipment serving the Premises, and subject to changes in the number of elevators in service after Building Hours or at other times), and freight elevator service (if the Property has such equipment serving the Premises, and subject to scheduling by Landlord), in common with Landlord and other parties.

     (v) Electricity for building-standard overhead office lighting fixtures, and equipment and accessories customary for offices, where: (a) Tenant uses an amount of electricity that is generally consistent with average office use at the Property, as reasonably determined by Landlord, (b) the Systems and Equipment are suitable, and the safe and lawful capacity thereof is not exceeded, and (c) sufficient capacity remains at all times for other existing and future tenants, as reasonably determined by Landlord.

     B. Additional Utilities and Services. Landlord shall seek to provide such extra utilities or services as Tenant may from time to time request, if the same are reasonable and feasible for Landlord to provide and do not involve modifications or additions to the Property or existing Systems and Equipment, and if Landlord shall receive Tenant’s request within a reasonable period prior to the time such extra utilities or services are required. Landlord may comply with written or oral requests by any officer or employee of Tenant, unless Tenant shall notify Landlord of, or Landlord shall request, the names of authorized individuals (up to 3 for each floor on which the Premises are located) and procedures for written requests. Tenant shall pay, for any extra utilities or services, such standard charges as Landlord shall from time to time establish, Landlord’s out-of-pocket costs for architects, engineers, consultants and other parties relating to such extra utilities or services, and a fee equal to fifteen percent (15%) of such costs (provided, Landlord’s standard overtime HVAC charges shall not require an additional such percentage thereon). All payments for such extra utilities or services shall be due at the same time as the installment of Base Rent with which the same are billed, or if billed separately, shall be due within fifteen (15) days after such billing. Landlord shall not be responsible for inadequate air-conditioning or ventilation whenever the use or occupancy of the Premises exceeds the normal capacity or design loads of, affects the temperature or humidity otherwise maintained by, or otherwise adversely affects the operation of, the Systems and Equipment for the Property, whether due to items of equipment or machinery generating heat, above-normal concentrations of personnel or equipment, or alterations to the Premises made by or through Tenant without balancing the air or installing supplemental HVAC equipment. In any such case, with at least fifteen (15) days advance notice to Tenant, Landlord may: (i) elect to balance the air and/or install, operate, maintain and replace such supplemental HVAC equipment during the Term, at Tenant’s reasonable expense, as an extra utility or service, or (ii) require that Tenant arrange for the same as Work under Article 9. Notwithstanding the foregoing to the contrary, in lieu of charging separately for additional utilities and services, Landlord may reasonably elect from time to time to expand the amounts of utilities or services available without separate charge, in which case the costs thereof shall be included respectively in Utility Costs or Expenses.

     C. Monitoring. Landlord may install and operate meters, submeters or any other reasonable system for monitoring or estimating any services or utilities used by Tenant in excess of those required to be provided by Landlord under this Article

(including a system for Landlord’s engineer to reasonably estimate any such excess usage). If such system indicates such excess services or utilities, Tenant shall pay Landlord’s charges and fees as described in Paragraph B above for installing and operating such system and any supplementary air-conditioning, ventilation, heat, electrical or other systems or equipment (or adjustments or modifications to the existing Systems and Equipment) which Landlord may make, and Landlord’s charges for such amount of excess services or utilities used by Tenant.

     D. Interruptions and Changes. Landlord shall have no liability for interruptions, variations, shortages, failures, changes in quality, quantity, character or availability of any utilities or services caused by repairs, maintenance, replacements, alterations (including any freon retrofit work), labor controversies, accidents, inability to obtain services, utilities or supplies, governmental or utility company acts or omissions, requirements, guidelines or requests, or other causes beyond Landlord’s reasonable control (or under any circumstances with respect to utilities or services not required to be provided by Landlord hereunder). Under no circumstances whatsoever shall any of the foregoing be deemed an eviction or disturbance of Tenant’s use and possession of the Premises or any part thereof, serve to abate Rent, or relieve Tenant from performance of Tenant’s obligations under this Lease. However, in any such event after receiving notice, Landlord shall use commercially reasonable efforts to restore such utilities or services required to be provided hereunder to reasonable levels.

ARTICLE 7: USE, COMPLIANCE WITH LAWS, AND RULES

     A. Use of Premises. Tenant shall use the Premises only for the permitted use identified in Article 1, and no other purpose whatsoever, subject to the other provisions of this Article and this Lease. Unless expressly permitted in Article 1, Tenant shall not use or permit the Premises to be used as a: (i) medical, dental, psychology, psychiatry or science office or laboratory, (ii) telemarketing “boiler-room” sales operation, (iii) “executive suite” or “legal suite” multi-party shared offices operation, (iv) travel agency or reservation center, (v) retail real estate brokerage, retail stock brokerage, or retail bank or financial institution, (vi) computerized vehicle sales, loan or “finder” service, (vii) social-welfare office or governmental, quasi-governmental, trade association or union office or activities, (ix) employment, placement, recruiting or clerical support agency, (x) radio or television studio or broadcasting or recording facility, or (xi) school, educational facility or training center (except for training that is minor and ancillary to general office use and does not require parking in excess of code requirements for general office use).

     B. Compliance With Laws. Tenant shall comply with all Laws relating to the Premises and Tenant’s use of the Premises and Property, and shall promptly reimburse Landlord for any expenses Landlord incurs for work or other matters relating to areas outside of the Premises in order to comply with Laws as a result of Tenant’s use of the Premises or Property; provided, Tenant shall not be required by this provision to perform structural improvements to the Premises that involve a significant capital expenditure and will result in a benefit to Landlord extending beyond the Term, as it may be extended, unless required by a Law pertaining to: (i) Tenant’s particular use of the Premises (as opposed to a Law that applies to office tenants in general), (ii) Work performed by or for Tenant or any Transferee (i.e., excluding any improvements or work that Landlord is required to perform under this Lease), or (iii) other acts or omissions of Tenant or any Transferee.

     C. Rules. Tenant shall comply with the Rules set forth in Exhibit B attached hereto (the “Rules”). Landlord shall have the right, by notice to Tenant, to reasonably amend such Rules and supplement the same with other reasonable Rules relating to the Property, or the promotion of safety, care, efficiency, cleanliness or good order therein. Although Landlord shall not discriminate against Tenant in the enforcement of the Rules, nothing herein shall be construed to give Tenant or any other Person any claim, demand or cause of action against Landlord arising out of the violation of Laws or the Rules by any other tenant or visitor of the Property, or out of the enforcement, modification or waiver of the Rules by Landlord in any particular instance.

     D. Other Requirements. So long as Tenant receives written notification of the applicable requirements, Tenant shall not use or permit the Premises or Property to be used in a way that will: (i) violate the requirements of Landlord’s insurers, the American Insurance Association, or any board of underwriters, (ii) cause a cancellation of Landlord’s policies, impair the insurability of the Property, or increase Landlord’s premiums (any such increase shall be paid by Tenant without such payment being deemed permission to continue such activity or a waiver of any other remedies of Landlord), or (iii) violate the requirements of any Lenders, the certificates of occupancy issued for the Premises or the Property, or any other requirements, covenants, conditions or restrictions affecting the Property at any time (provided none of the foregoing shall prohibit normal office use of the Premises in compliance with the other provisions of this Lease).

ARTICLE 8: MAINTENANCE AND REPAIRS

     Except for customary cleaning and trash removal provided by Landlord under Article 6, casualty damage to be repaired by Landlord under Article 11, Tenant shall keep and maintain (or cause to be kept and maintained) the Premises in good and sanitary condition, working order and repair, in compliance with all applicable Laws as described in Article 7, and as required under other provisions of this Lease, including the Rules (including any carpet and other flooring material, paint and wall-coverings, doors, windows, ceilings, interior surfaces of walls, lighting, plumbing and other fixtures, alterations, improvements, and systems and equipment in or exclusively serving the Premises whether installed by Landlord or Tenant). In the event that any repairs, maintenance or replacements are required, Tenant shall promptly notify Landlord and arrange for the same either: (i) through Landlord for such reasonable charges as Landlord may establish from time to time, payable within fifteen (15) days after billing, or (ii) at Landlord’s option, by engaging such contractors as Landlord shall first designate or approve in writing to perform such work, all in a first class, workmanlike manner approved by Landlord in advance in writing and otherwise in compliance with Article 9 respecting “Work”. Tenant shall promptly notify Landlord concerning the necessity for any repairs or other work hereunder and upon completion thereof. Tenant shall pay Landlord for any repairs, maintenance and replacements to areas of the Property outside the Premises caused, in whole or in part, as a result of moving any furniture, fixtures, or other property to or from the Premises, or otherwise by Tenant or its employees, agents, contractors, or visitors (notwithstanding anything to the contrary contained in this Lease). Except as provided in the preceding sentence, or for damage covered under Article 11, Landlord shall keep the roof, structure, Systems and Equipment, and common areas of the Property in good and sanitary condition, working order and repair (the cost of which shall be included in Expenses to the extent permitted in the definition thereof in Article 30).

ARTICLE 9: ALTERATIONS AND LIENS

     A. Alterations and Approval. Tenant shall not attach any fixtures, equipment or other items to the Premises, or paint or make any other additions, changes, alterations or improvements to the Premises or the Systems and Equipment serving the Premises (all such work is referred to collectively herein as the “Work”), without the prior written consent of Landlord. Landlord shall not unreasonably withhold consent, except that Landlord reserves the right to withhold consent in Landlord’s sole discretion for Work affecting the structure, safety, efficiency or security of the Property or Premises, the Systems and Equipment, or the appearance of the Premises from any common or public areas. Landlord may only require removal of Work installed by or for Tenant as provided under Article 23.

     B. Approval Conditions. Landlord reserves the right to impose reasonable requirements as a condition of such consent or otherwise in connection with the Work, including requirements that Tenant: (i) use parties contained on Landlord’s approved list (if reputable and available on commercially reasonable terms) or submit for Landlord’s prior written approval the names, addresses and background information concerning all architects, engineers, contractors, subcontractors and suppliers Tenant proposes to use, (ii) submit for Landlord’s written approval detailed plans and specifications prepared by licensed and competent architects and engineers, (iii) obtain and post permits, (iv) provide additional insurance, bonds and/or other reasonable security and/or documentation protecting against damages, liability and liens, (v) use union labor (if Landlord uses union labor), (vi) permit Landlord or its representatives to inspect the Work at reasonable times, and (vii) comply with such other reasonable requirements as Landlord may impose concerning the manner and times in which such Work shall be done. Landlord may require that all Work be performed under Landlord’s supervision. If Landlord consents, inspects, supervises, recommends or designates any architects, engineers, contractors, subcontractors or suppliers, the same shall not be deemed a warranty as to the adequacy of the design, workmanship or quality of materials, or compliance of the Work with the plans and specifications or any Laws.

     C. Performance of Work. All Work shall be performed: (i) in a thoroughly first class, professional and workmanlike manner, (ii) only with materials that are new, high quality, and free of material defects, (iii) only by parties, and strictly in accordance with plans, specifications, and other matters, approved or designated by Landlord in advance in writing, (iv) so as not to adversely affect the Systems and Equipment or the structure of the Property, (v) diligently to completion and so as to avoid any disturbance, disruption or inconvenience to other tenants and the operation of the Property, and (vi) in compliance with all Laws, the Rules and other provisions of this Lease, and such other reasonable requirements as Landlord may impose concerning the manner and times in which such Work shall be done. Any floor, wall or ceiling coring work or penetrations or use of noisy or heavy equipment which may interfere with the conduct of business by other tenants at the Property shall, at Landlord’s option, be performed at times other than Building Hours (at Tenant’s sole cost). If Tenant fails to perform the Work as required herein or the materials supplied fail to comply herewith or with the specifications approved by Landlord, and Tenant fails to cure such failure within 48 hours after written or oral notice by Landlord (except notice shall not be required in emergencies), Landlord shall have the right to stop the Work until such failure is cured (which shall not limit Landlord’s other remedies and shall not serve to abate the Rent or Tenant’s other obligations under this Lease). Upon completion of any Work hereunder, Tenant shall provide Landlord with “as built” plans, copies of all construction contracts, and proof of payment for all labor and materials.

     D. Liens. Tenant shall pay all costs for the Work when due. Tenant shall keep the Property, Premises and this Lease free from any mechanic’s, materialman’s, architect’s, engineer’s or similar liens or encumbrances, and any claims therefor, or stop or violation notices, in connection with any Work. If contemplated under applicable statutory procedures, Tenant shall post and record appropriate notices of non-responsibility on behalf of Landlord, and shall give Landlord notice at least ten (10) days prior to the commencement of any Work (or such additional time as may be necessary under applicable Laws), to afford Landlord the opportunity of posting and recording any other notices of non-responsibility. Tenant shall remove any such claim, lien or encumbrance, or stop or violation notices of record, by bond or otherwise within thirty (30) days after notice by Landlord. If Tenant fails to do so, Landlord may pay the amount (or any portion thereof) or take such other action as Landlord deems necessary to remove such claim, lien or encumbrance, or stop or violation notices, without being responsible for investigating the validity thereof. The amount so paid and costs incurred by Landlord shall be deemed additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord’s title to, or any Lender’s interest in, the Property or Premises to any such claims, liens or encumbrances, or stop or violation notices, whether claimed pursuant to statute or other Law or express or implied contract.

     E. Landlord’s Fees and Costs. Tenant shall pay Landlord a fee for reviewing, scheduling, monitoring, supervising, and providing access for or in connection with the Work, in an amount equal to five percent (5%) of the total cost of the Work (including costs of plans and permits therefor), and Landlord’s out-of-pocket costs, including any costs for security, utilities, trash removal, temporary barricades, janitorial, engineering, architectural or consulting services, and other matters in connection with the Work, payable within fifteen (15) days after billing.

ARTICLE 10: INSURANCE, SUBROGATION, AND WAIVER OF CLAIMS

     A. Required Insurance. Tenant shall maintain during the Term: (i) commercial general liability (“CGL”) insurance, with limits of not less than $1,000,000 for personal injury, bodily injury or death, and property damage or destruction (including loss of use thereof), combined single limit, for any one occurrence, and $2,000,000 in the aggregate per policy year, with endorsements: (a) for contractual liability covering Tenant’s indemnity obligations under this Lease, and (b) adding Landlord, the management company for the Property, and other parties reasonably designated by Landlord, as additional insureds, and (ii) primary, noncontributory, extended coverage or “all-risk” property damage insurance (including installation floater insurance during any alterations or improvements that Tenant makes to the Premises) covering any alterations or improvements beyond any work or allowance provided by Landlord under this Lease, and Tenant’s personal property, business records, fixtures and equipment, for damage or other loss caused by fire or other casualty or cause including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, explosion, business interruption (for at least nine (9) months), and other insurable risks in amounts not less than the full insurable replacement value of such property and full insurable value of such other interests of Tenant (subject to reasonable deductible amounts).

     B. Certificates and Other Matters. Tenant shall provide Landlord with certificates evidencing the coverage required hereunder prior to the Commencement Date, or Tenant’s entry to the Premises for delivery of materials or construction of improvements or any other purpose (whichever first occurs). Such certificates shall state that such insurance coverage may not be reduced, canceled or allowed to expire without at least thirty (30) days’ prior written notice to Landlord, and shall include, as attachments, originals of the additional insured endorsements to Tenant’s CGL policy required above. Tenant shall provide renewal certificates to Landlord at least thirty (30) days prior to expiration of such policies. Except as provided to the contrary herein, any insurance carried by Landlord or Tenant shall be for the sole benefit of the party carrying such insurance. Tenant’s insurance policies shall be primary to all policies of Landlord and any other additional insureds (whose policies shall be deemed excess and non-contributory). All insurance required hereunder shall be provided by responsible insurers licensed in the State in which the Property is located, and shall have a general policy holder’s rating of at least A- and a financial rating of at least X in the then current edition of Best’s Insurance Reports. Landlord disclaims any representation as to whether the foregoing coverages will be adequate to protect Tenant.

     C. Mutual Waiver of Claims and Subrogation. The parties hereby mutually waive all claims against each other for all losses covered or required to be covered hereunder by their respective insurance policies, and waive all rights of subrogation of their respective insurers; for purposes hereof, any deductible amount shall be treated as though it were recoverable under such policies. SUCH MUTUAL WAIVER OF CLAIMS SHALL APPLY REGARDLESS OF THE NEGLIGENCE OR GROSS NEGLIGENCE OF THE OTHER PARTY OR ITS AFFILIATES, AGENTS OR EMPLOYEES. The parties agree that their respective insurance policies are now, or shall be, endorsed such that said waiver of subrogation shall not affect the right of the insured to recover thereunder.

ARTICLE 11: CASUALTY DAMAGE

     A. Restoration. Tenant shall promptly notify Landlord of any damage to the Premises by fire or other casualty. If the Premises or any common areas of the Property providing access thereto shall be damaged by fire or other casualty, Landlord shall use available insurance proceeds to restore the same. Such restoration shall be to substantially the same condition as prior to the casualty, except for modifications required by zoning and building codes and other Laws or by any Lender, any other modifications to the common areas deemed desirable by Landlord (provided access to the Premises is not materially impaired), and except that Landlord shall not be required to repair or replace any of Tenant’s furniture, furnishings, fixtures, systems or equipment, or any alterations or improvements in excess of any work or allowance provided by Landlord under this Lease. Tenant shall reasonably cooperate in approving any plans for repairs to the Premises hereunder, and in vacating the Premises to the extent reasonably required to avoid any interference, or delay in Landlord’s repair work. Promptly following completion of Landlord’s work, Tenant shall repair and replace Tenant’s furniture, furnishings, fixtures, systems or equipment, and any alterations or improvements made by Tenant in excess of those provided by Landlord, subject to and in compliance with the other provisions of this Lease.

     B. Abatement of Rent. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof. However, Landlord shall use available rent loss proceeds to allow Tenant a proportionate abatement of Rent from the date of the casualty through the date that Landlord substantially completes Landlord’s repair obligations hereunder (or the date that Landlord would have substantially completed such repairs, but for delays by Tenant or any other occupant of the Premises, or any of their agents, employees, invitees, Transferees and contractors), provided such abatement: (i) shall apply only to the extent the Premises are untenantable for the purposes permitted under this Lease and not used by Tenant as a result thereof, based proportionately on the square footage of the Premises so affected and not used, and (ii) shall not apply if Tenant or any other occupant of the Premises, or any of their agents, employees, invitees, Transferees or contractors caused the damage.

     C. Termination of Lease. Notwithstanding the foregoing to the contrary, in lieu of performing the restoration work, Landlord may elect to terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days after the date of damage (such termination notice to include a termination date providing at least thirty (30) days for Tenant to vacate the Premises), if the Property shall be materially damaged by Tenant or any other occupant of the Premises, or any of their agents, employees, invitees, Transferees or contractors, or if the Property shall be damaged by fire or other casualty or cause such that: (i) repairs to the Premises and access thereto cannot reasonably be completed within 120 days after the casualty without the payment of overtime or other premiums, (ii) more than twenty-five percent (25%) of the Premises is affected by the damage and fewer than twenty-four (24) months remain in the Term, or any material damage occurs to the Premises during the last twelve (12) months of the Term, (iii) any Lender shall require that the insurance proceeds or any material portion thereof be used to retire the Mortgage debt (or shall terminate the ground lease, as the case may be), or the damage is not fully covered, except for reasonable deductible amounts, by Landlord’s insurance policies, or (iv) the cost of the repairs, alterations, restoration or improvement work would exceed thirty-five percent (35%) of the replacement value of the Building (whether or not the Premises are affected by the damage). Tenant agrees that the abatement of Rent provided herein shall be Tenant’s sole recourse in the event of such damage, and waives any other rights Tenant may have under any applicable Law to perform repairs or terminate the Lease by reason of damage to the Premises or Property.

ARTICLE 12: CONDEMNATION

     If at least fifty percent (50%) of the rentable area of the Premises shall be taken by power of eminent domain or condemned by a competent authority or by conveyance in lieu thereof for public or quasi-public use (“Condemnation”), including any temporary taking for a period of one year or longer, this Lease shall terminate on the date possession for such use is so taken. If: (i) less than fifty percent (50%) of the Premises is taken, but the taking includes or affects a material portion of the Building or Property, or the economical operation thereof, or (ii) the taking is temporary and will be in effect for less than one year but more than thirty (30) days, then in either such event, Landlord may elect to terminate this Lease upon at least thirty (30) days’ prior notice to Tenant. The parties further agree that: (a) if this Lease is terminated, all Rent shall be apportioned as of the date of such termination or the date of such taking, whichever shall first occur, (b) if the taking is temporary, Rent shall not be abated for the period of the taking, but Tenant may seek a condemnation award therefor (and the Term shall not be extended thereby), and (c) if this Lease is not terminated but any part of the Premises is permanently taken, the Rent shall be proportionately abated based on the square footage of the Premises so taken. Landlord shall be entitled to receive the entire award or payment in connection with such Condemnation and Tenant hereby assigns to Landlord any interest therein for the value of Tenant’s unexpired leasehold estate or any other claim and waives any right to participate therein, except that Tenant shall have the right to file any separate claim available to Tenant for a temporary taking of the leasehold as described above, and for moving expenses and any taking of Tenant’s personal property, provided such award is separately payable to Tenant and does not diminish the award available to Landlord or any Lender.

ARTICLE 13: ASSIGNMENT AND SUBLETTING

     A. Transfers. Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld as further described below: (i) assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, by operation of Law or otherwise, (ii) sublet the Premises or any part thereof, (iii) permit the use of the Premises by any Persons other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any Person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”), or (iv) advertise for Transfers. If Tenant shall desire Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice shall include: (a) the proposed effective date (which shall not be less than thirty (30) nor more than 180 days after Tenant’s notice), (b) the portion of the Premises to be Transferred (herein called the “Subject Space”), (c) the terms of the proposed Transfer and the consideration therefor, the name, address and background information concerning the proposed Transferee, and a true and complete copy of all proposed Transfer documentation, (d) financial statements (balance sheets and income/expense statements for the current and prior year) of the proposed Transferee, in form and detail reasonably satisfactory to Landlord, certified by an officer, partner or owner of the Transferee, (e) at least one favorable financial and business character/reputation reference respecting the Transferee from a current or recent commercial landlord, and (f) any other reasonable information to enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space or as Landlord may reasonably request. Any Transfer made without complying with this Article shall, at Landlord’s option, be null, void and of no effect, or shall constitute a Default under this Lease. Whether or not Landlord shall grant consent, Tenant shall pay $500 towards Landlord’s review and processing expenses, as well as any reasonable legal fees incurred by Landlord, within fifteen (15) days after Landlord’s written request.

     B. Approval. Landlord will not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in Tenant’s notice. If Landlord fails to respond to a notice requesting consent to a Transfer within thirty (30) days from the date on which Tenant has delivered such notice and provided all information required under Paragraph A above, then Tenant shall have the right to send a second such notice to Landlord (prominently in bold and capitalized letters referring to this Lease provision and stating that this is a second notice, and that Landlord’s consent shall be deemed granted if not denied within fifteen (15) days of its receipt of such second notice as provided in this provision); and if Landlord fails to respond within fifteen (15) days of its receipt of such second notice, Landlord’s consent to such second notice shall be conclusively deemed granted. The parties hereby agree that it shall be reasonable under this Lease and under any applicable Law for Landlord to withhold consent to any proposed Transfer where one or more of the following applies (without limitation as to other reasonable grounds for withholding consent): (i) the Transferee is of a character or reputation or engaged in a business which is not consistent with the quality or nature of the Property or other tenants of the Property, (ii) the Transferee intends to use the Subject Space for purposes which are not permitted under this Lease, (iii) the Subject Space is not regular in shape with appropriate means of ingress and egress suitable for normal renting purposes, would result in more than a reasonable number of occupants, or would require increased services by Landlord, (iv) the Transferee is a government (or agency or instrumentality thereof), (v) the proposed Transferee or any affiliate thereof is an occupant of the Property (or of any complex in which the Property is located) or has negotiated to lease space in the Property (or in such complex) from Landlord during the prior six (6) months, (vi) the proposed Transferee does not have, in Landlord’s good faith determination, satisfactory references or a reasonable financial condition in relation to the obligations to be assumed in connection with the Transfer, (vii) the Transfer involves a partial or collateral assignment, a mortgage, or other encumbrance on this Lease, (viii) the proposed Transfer involves conversion, merger or consolidation of Tenant into a limited liability company or limited liability partnership which would have the legal effect of releasing Tenant from any obligations under this Lease, (ix) the proposed Transfer would cause Landlord to be in violation of any Laws or any other lease, Mortgage or agreement to which Landlord is a party, or would give a tenant of the Property a right to cancel its lease, or (x) Tenant has committed and failed to cure a Default. If Tenant disagrees with Landlord’s decision to deny approval, Tenant’s sole remedy shall be to seek immediate declaratory and injunctive relief, and to recover attorneys’ fees and costs as a prevailing party under Article 17.

     C. Transfer Premiums. If Landlord consents to a Transfer, and as a condition thereto which the parties hereby agree is reasonable, Tenant shall retain fifty percent (50%) of any Transfer Premium, and shall pay Landlord fifty percent (50%) of any Transfer Premium, derived by Tenant from such Transfer. “Transfer Premium” shall mean: (i) for a lease assignment, all consideration paid or payable therefor, and (ii) for a sublease, all rent, additional rent or other consideration paid by such Transferee in excess of the Rent payable by Tenant under this Lease (on a monthly basis during the Term, and on a per rentable square foot basis, if less than all of the Premises is transferred). In any such computation, Tenant: (a) may subtract any reasonable direct out-of-pocket costs incurred in connection with such Transfer, such as advertising costs, brokerage commissions, attorneys’ fees and leasehold improvements for the Subject Space, and (b) shall include in the “Transfer Premium” any so-called “key money” or other bonus amount paid by Transferee to Tenant, and any payments in excess of fair market value for services rendered by Tenant to Transferee or in excess of fair market value for assets, fixtures, inventory, equipment or furniture transferred by Tenant to Transferee. If part of the consideration for such Transfer shall be payable other than in cash, Landlord’s share of such non-cash consideration shall be in such form as is reasonably satisfactory to

Landlord. Tenant shall pay the percentage of the Transfer Premium due Landlord hereunder within fifteen (15) days after Tenant receives any Transfer Premium from the Transferee.

     D. Recapture. Notwithstanding anything to the contrary contained in this Article, Landlord shall have the option, by giving notice to Tenant within thirty (30) days after receipt of Tenant’s notice of any proposed Transfer, to recapture the Premises or Subject Space. Such recapture notice shall cancel and terminate this Lease with respect to the Premises or Subject Space, as the case may be, as of the date stated in Tenant’s notice as the effective date of the proposed Transfer (or at Landlord’s option, such notice shall cause the Transfer to be made to Landlord or its agent or nominee, in which case the parties shall execute reasonable Transfer documentation promptly thereafter). If this Lease shall be canceled with respect to less than the entire Premises, the Rent herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party the parties shall execute written confirmation of the same. Tenant shall surrender and vacate the Premises or Subject Space, as the case may be, when required hereunder in accordance with Article 23, and any failure to do so shall be subject to Article 24.

     E. Terms of Consent. If Landlord consents to a Transfer: (i) the terms and conditions of this Lease, including Tenant’s liability for the Subject Space, shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) no Transferee shall succeed to any rights provided in this Lease or any amendment hereto to extend the Term of this Lease, expand the Premises, or lease other space, any such rights being deemed personal to the initial Tenant, (iv) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, and (v) Tenant shall furnish a complete statement, certified by an independent certified public accountant or Tenant’s financial officer, setting forth in detail the computation of any Transfer Premium that Tenant has derived and shall derive from such Transfer. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant and any Transferee relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found to have been understated, Tenant shall pay the deficiency within fifteen (15) days after demand (and if understated by more than five percent (5%), Tenant shall include with such payment Landlord’s costs of such audit). Any sublease hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any sublease, whether based on Default or mutual agreement, Landlord shall have the right to: (a) deem such sublease as merged and canceled and repossess the Subject Space by any lawful means, or (b) require that such subtenant attorn to and recognize Landlord as its landlord under such sublease with respect to obligations arising thereafter, subject to the terms of Landlord’s standard form of attornment documentation. If Tenant shall commit a Default under this Lease, Landlord is hereby irrevocably authorized to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply toward Tenant’s obligations under this Lease).

     F. Certain Transfers. For purposes of this Lease, the term “Transfer” shall also include, and all of the foregoing provisions shall apply to: (i) the conversion, merger or consolidation of Tenant into a limited liability company or limited liability partnership, (ii) if Tenant is a partnership or limited liability company, the withdrawal or change, voluntary, involuntary or by operation of law, of a majority of the partners or members, or a transfer of a majority of partnership or membership interests, within a twelve month period, or the dissolution of the partnership or company, and (iii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), the dissolution, merger, consolidation or other reorganization of Tenant, or within a twelve month period: (a) the sale or other transfer of more than an aggregate of 50% of the voting shares of Tenant (other than to immediate family members by reason or gift or death) or (b) the sale, mortgage, hypothecation or pledge of more than an aggregate of 50% of Tenant’s net assets.

     G. Transfers to Tenant Affiliates. Notwithstanding anything to the contrary in this Article, the initial named Tenant herein may, without Landlord’s consent, assign this Lease or sublease all or part of the Premises to any party (herein referred to as a “Tenant Affiliate”) which directly or indirectly: (i) wholly owns or controls Tenant, (ii) is wholly owned or controlled by Tenant, (iii) is under common ownership or control with Tenant, or (iv) into which Tenant or any of the foregoing parties is merged, consolidated or reorganized, or to which all or substantially all of Tenant’s assets or any such other party’s assets are sold, so long as the resulting entity will be an ongoing business with a net worth and financial condition at least as strong as that of the initial named Tenant herein (and in the event of such a sale of all or substantially all of Tenant’s assets to any party, Tenant shall include an assignment and assumption of this Lease as part of the assets transferred thereunder); provided: (a) Landlord shall receive at least thirty (30) days’ advance notice describing the structure of the transaction, the parties involved, and the financial information required herein, certified by an officer of Tenant and/or the Transferee, and Landlord shall receive promptly after execution a copy of the executed transfer document (in form reasonably acceptable to Landlord consistent with the foregoing provisions), (b) Tenant shall remain liable for all of Tenant’s obligations under this Lease, (c) the Transferee shall expressly assume all of Tenant’s obligations under this Lease, (d) this provision shall not be deemed consent to any further sublease, assignment or other Transfer, and (e) all of the provisions of Paragraph E above shall apply to such Transfer, except for the provisions thereof concerning Transfer Premiums and Landlord’s auditing of Tenant’s books respecting the same.

ARTICLE 14: PERSONAL PROPERTY, RENT AND OTHER TAXES

     Tenant shall pay, prior to delinquency, all taxes, charges or other governmental impositions assessed against or levied upon all fixtures, furnishings, personal property,

built-in and modular furniture, and systems and equipment located in or exclusively serving the Premises, notwithstanding that certain such items may become Landlord’s property under Article 23 upon termination of the Lease. Whenever possible, Tenant shall cause all such items to be assessed and billed separately from the other property of Landlord. In the event any such items shall be assessed and billed with the other property of Landlord, Tenant shall pay Landlord Tenant’s share of such taxes, charges or other governmental impositions within fifteen (15) days after Landlord delivers a statement and a copy of the assessment or other documentation showing the amount of impositions applicable to Tenant’s property. Tenant shall pay any rent tax, sales tax, service tax, transfer tax, value added tax, or any other applicable tax on the Rent, utilities or services herein, the privilege of renting, using or occupying the Premises or collecting Rent therefrom, or otherwise respecting this Lease or any other document entered in connection herewith.

ARTICLE 15: LANDLORD’S REMEDIES

     A. Default. The occurrence of any one or more of the following events shall constitute a “Default” by Tenant and shall give rise to Landlord’s remedies set forth in Paragraph B below: (i) failure to make when due any payment of Rent, unless such failure is cured within five (5) days after written notice; (ii) failure to observe or perform any term or condition of this Lease other than the payment of Rent (or the other matters expressly described herein), unless such failure is cured within any period of time following notice expressly provided with respect thereto in other Articles hereof, or otherwise within a reasonable time, but in no event more than thirty (30) days following written notice (provided, if the nature of Tenant’s failure is such that more time is reasonably required in order to cure, Tenant shall not be in Default if Tenant commences to cure promptly within such period, diligently seeks and keeps Landlord reasonably advised of efforts to cure such failure to completion, and completes such cure within sixty (60) days following Landlord’s notice); (iii) failure to cure immediately upon notice thereof any condition which is hazardous, interferes with another tenant or the operation or leasing of the Property, or may cause the imposition of a fine, penalty or other remedy on Landlord or its agents or affiliates, (iv) violating Article 13 respecting Transfers, or abandoning the Premises (“abandonment” under this Lease shall mean vacating or failing to occupy the Premises for more than thirty (30) days while Tenant is delinquent in paying Rent), or (v) (a) making by Tenant or any guarantor of this Lease (“Guarantor”) of any general assignment for the benefit of creditors, (b) filing by or for reorganization or arrangement under any Law relating to bankruptcy or insolvency (unless, in the case of a petition filed against Tenant or such Guarantor, the same is dismissed within sixty (60) days), (c) appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located in the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within sixty (60) days, (d) attachment, execution or other judicial seizure of substantially all of Tenant’s assets located in the Premises or of Tenant’s interest in this Lease, (e) Tenant’s or any Guarantor’s convening of a meeting of its creditors or any class thereof for the purpose of effecting a moratorium upon or composition of its debts, (f) Tenant’s or any Guarantor’s insolvency or failure, or admission of an inability, to pay debts as they mature, or (g) a violation by Tenant or any affiliate of Tenant under any other lease or agreement with Landlord or any affiliate thereof which is not cured within the time permitted for cure thereunder. If Tenant violates the same term or condition of this Lease on two (2) occasions during any twelve (12) month period, and Landlord has provided notice to Tenant thereof within thirty (30) days following each such violation, then Landlord shall have the right to exercise all remedies for any further violations of the same term or condition during the next twelve (12) months without providing further notice or an opportunity to cure such violation. The notice and cure periods herein are intended to satisfy and run concurrently with any notice and cure periods provided by Law, and shall not be in addition thereto.

     B. Remedies. If a Default occurs, Landlord shall have the rights and remedies hereinafter set forth to the extent permitted by Law, which shall be distinct, separate and cumulative with and in addition to any other right or remedy allowed under any Law or other provision of this Lease:

     (1) Landlord may terminate Tenant’s right of possession, reenter and repossess the Premises by detainer suit, summary proceedings or other lawful means, with or without terminating this Lease (except as required by Law), and recover from Tenant: (i) any unpaid Rent as of the termination date, (ii) the amount by which: (a) any unpaid Rent which would have accrued after the termination date during the balance of the Term exceeds (b) the reasonable rental value of the Premises under a lease substantially similar to this Lease, taking into account, among other things, the condition of the Premises, market conditions, the period of time the Premises may reasonably remain vacant before Landlord is able to re-lease the same to a suitable replacement tenant, and Costs of Reletting (as defined in Paragraph H below) that Landlord may incur in order to enter such replacement lease, and (iii) any other amounts necessary to compensate Landlord for all damages proximately caused by Tenant’s failure to perform its obligations under this Lease. For purposes of computing the amount of Rent herein that would have accrued after the termination date, Tenant’s obligations for Taxes and Expenses shall be projected based upon the average rate of increase in such items from the Commencement Date through the termination date (or if such period shall be less than three years, then based on Landlord’s reasonable estimates). The amounts computed in accordance with the foregoing subclauses (a) and (b) shall both be discounted in accordance with accepted financial practice at the rate of five percent (5%) per annum to the then present value.

     (2) Landlord may terminate Tenant’s right of possession, reenter and repossess the Premises by detainer suit, summary proceedings or other lawful means, with or without terminating this Lease (except as required by Law), and recover from Tenant: (i) any unpaid Rent as of the date possession is terminated, (ii) any unpaid Rent which thereafter accrues during the Term from the date possession is terminated through the time of judgment (or which may have accrued from the time of any earlier judgment obtained by Landlord), less any consideration received from replacement tenants as further described and applied pursuant to Paragraph H, below, and (iii) any other amounts necessary to compensate Landlord for all damages proximately caused by Tenant’s failure to perform its obligations under this Lease, including all Costs of Reletting (as defined in Paragraph H below). Tenant shall pay any such amounts to Landlord as the same accrue or after the same have accrued from time to time upon demand. At any time after terminating Tenant’s right to possession as provided herein, Landlord may terminate this Lease as provided in clause (1) above by notice to Tenant and may pursue such other remedies as may be available to Landlord under this Lease or Law.

     C. Mitigation of Damages. If Landlord terminates this Lease or Tenant’s right to possession, Landlord shall be obligated to mitigate Landlord’s damages if and to the extent required by applicable Law, subject to the following: (i) Landlord shall be required only to use reasonable efforts to mitigate, which shall not exceed such efforts as Landlord generally uses to lease other space at the Property, (ii) Landlord will not be deemed to have failed to mitigate if Landlord or its affiliates lease any other portions of the Property or other projects owned by Landlord or its affiliates in the same geographic area, before reletting all or any portion of the Premises, and (iii) any failure to mitigate as described herein with respect to any period of time shall only reduce the Rent and other amounts to which Landlord is entitled hereunder by the reasonable rental value of the Premises during such period, taking into account the factors described in clause B(1) above. In recognition that the value of the Property depends on the rental rates and terms of leases therein, Landlord’s rejection of a prospective replacement tenant based on an offer of rentals below Landlord’s published rates for new leases of comparable space at the Property at the time in question, or at Landlord’s option, below the rates provided in this Lease, or containing terms less favorable than those contained herein, shall not give rise to a claim by Tenant that Landlord failed to mitigate Landlord’s damages. If Landlord has not terminated this Lease or Tenant’s right to possession, Landlord shall have no obligation to mitigate under any circumstances and may permit the Premises to remain vacant or abandoned; in such case, Tenant may seek to mitigate damages by attempting to sublease the Premises or assign this Lease pursuant to Article 13.

     D. Reletting. If this Lease or Tenant’s right to possession is terminated, or Tenant abandons the Premises, Landlord may: (i) enter and secure the Premises, change the locks, install barricades, remove any improvements, fixtures or other property of Tenant therein, perform any decorating, remodelling, repairs, alterations, improvements or additions and take such other actions as Landlord shall determine in Landlord’s sole discretion to prevent damage or deterioration to the Premises or prepare the same for reletting, and (ii) relet all or any portion of the Premises (separately or as part of a larger space), for any rent, use or period of time (which may extend beyond the Term hereof), and upon any other terms as Landlord shall determine in Landlord’s sole discretion, directly or as Tenant’s agent (if permitted or required by applicable Law). The consideration received from such reletting shall be applied pursuant to the terms of Paragraph H hereof, and if such consideration, as so applied, is not sufficient to cover all Rent and damages to which Landlord may be entitled hereunder, Tenant shall pay any deficiency to Landlord as the same accrues or after the same has accrued from time to time upon demand, subject to Paragraph C and the other provisions hereof.

     E. Specific Performance, Collection of Rent and Acceleration. Landlord shall at all times have the right without prior demand or notice except as required by applicable Law to: (i) seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease or restrain or enjoin a violation of any provision hereof, and Tenant hereby waives any right to require that Landlord post a bond or other security in connection therewith, and (ii) sue for and collect any unpaid Rent which has accrued. Notwithstanding anything to the contrary contained in this Lease, to the extent not expressly prohibited by applicable Law, in the event of any Default by Tenant, Landlord may terminate this Lease or Tenant’s right to possession and accelerate and declare all Rent reserved for the remainder of the Term to be immediately due and payable; provided the Rent so accelerated shall be discounted in accordance with accepted financial practice at the rate of five percent (5%) per annum to the then present value, and Landlord shall, after receiving payment of the same from Tenant, be obligated to turn over to Tenant any actual net reletting proceeds (net of all Costs of Reletting) thereafter received during the remainder of the Term, up to the amount so received from Tenant pursuant to this provision.

     F. Late Charges, Interest, and Returned Checks. Tenant shall pay, as additional Rent, a service charge of Two Hundred Fifty Dollars ($250.00) or five percent (5%) of the delinquent amount, whichever is greater, if any portion of Rent is not received when due. In addition, any Rent not paid when due shall accrue interest from the due date at the Default Rate until payment is received by Landlord. Such service charges and interest payments shall not be deemed consent by Landlord to late payments, nor a waiver of Landlord’s right to insist upon timely payments at any time, nor a waiver of any remedies to which Landlord is entitled as a result of the late payment of Rent. If Landlord receives two (2) or more checks from Tenant which are returned by Tenant’s bank for insufficient funds, Landlord may require that all checks thereafter be bank certified or cashier’s checks (without limiting Landlord’s other remedies). All bank service charges resulting from any returned checks shall be borne by Tenant.

     G. Landlord’s Cure of Tenant Violations. If Tenant fails to perform any obligation under this Lease for ten (10) days after notice thereof by Landlord (except that no notice shall be required in emergencies), Landlord shall have the right (but not the duty), to perform such obligation on behalf and for the account of Tenant. In such event, Tenant shall reimburse Landlord upon demand, as additional Rent, for all expenses incurred by Landlord in performing such obligation together with an amount equal to fifteen percent (15%) thereof for Landlord’s overhead, and interest thereon at the Default Rate from the date such expenses were incurred. Landlord’s performance of Tenant’s obligations hereunder shall not be deemed a waiver or release of Tenant therefrom.

     H. Other Matters. No re-entry or repossession, repairs, changes, alterations and additions, reletting, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, nor shall the same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express notice of such intention is sent by Landlord to Tenant (and if applicable Law permits, and Landlord shall not have expressly terminated this Lease in writing, then any termination shall be deemed a termination of Tenant’s right of possession only). Landlord may bring suits for amounts owed by Tenant hereunder or any portions thereof, as the same accrue or after the same have accrued, and no suit or recovery of any portion due hereunder shall be deemed a waiver of Landlord’s right to collect all amounts to which Landlord is entitled hereunder, nor shall the same serve as any defense to any subsequent suit brought for any amount not theretofore reduced to judgment. Landlord may pursue one or more remedies against Tenant and need not make an election of remedies until findings of fact are made by a court of competent jurisdiction. All rent and other consideration paid by any replacement tenants shall be applied at Landlord’s option: (i) first, to the Costs of Reletting, (ii) second, to the payment of all costs of enforcing this Lease against Tenant or any Guarantor, (iii) third, to the payment of all interest and service charges accruing hereunder, (iv) fourth, to the payment of Rent theretofore accrued, and (v) with the residue, if any, to be held by Landlord and applied to the payment of Rent and other obligations of Tenant as the same become due (and with any remaining residue to be retained by Landlord). “Costs of Reletting” shall include all costs and expenses incurred by Landlord for any repairs or other matters described in Paragraph D above, brokerage commissions, advertising costs, attorneys’ fees, and any other costs and incentives incurred in order to enter into leases with replacement tenants. Landlord shall be under no obligation to observe or perform any provision of this Lease on its part to be observed or performed which accrues while Tenant is in Default hereunder. The times set forth herein for the curing of Defaults by Tenant are of the essence of this Lease. Tenant agrees that the notice and cure rights set forth herein contain the entire agreement of the parties respecting such matters, and hereby waives any right otherwise available under any Law to redeem or reinstate this Lease or Tenant’s right to possession after this Lease or Tenant’s right to possession is properly terminated hereunder.

ARTICLE 16: SECURITY DEPOSIT

     Tenant shall deposit with Landlord the amount set forth in Article 1 (“Security Deposit”), upon Tenant’s execution and submission of this Lease. The Security Deposit shall serve as security for the prompt, full and faithful performance by Tenant of the terms and provisions of this Lease. If Tenant commits a Default, or owes any amounts to Landlord upon the expiration or earlier termination of this Lease, Landlord may use or apply the whole or any part of the Security Deposit for the payment of Tenant’s obligations hereunder. The use or application of the Security Deposit or any portion thereof shall not prevent Landlord from exercising any other right or remedy provided hereunder or under any Law and shall not be construed as liquidated damages. In the event the Security Deposit is reduced by such use or application, Tenant shall deposit with Landlord within ten (10) days after notice, an amount sufficient to restore the full amount of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from Landlord’s general funds or pay interest on the Security Deposit. Any remaining portion of the Security Deposit shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest in this Lease) within sixty (60)

days after Tenant (or such assignee) has vacated the Premises in accordance with Article 23. If the Premises shall be expanded at any time, or if the Term shall be extended at an increased rate of Rent, the Security Deposit shall thereupon be proportionately increased. Tenant shall not assign, pledge or otherwise transfer any interest in the Security Deposit except as part of an assignment of this Lease approved by Landlord under Article 13, and any attempt to do so shall be null and void.

ARTICLE 17: ATTORNEYS’ FEES, JURY TRIAL AND VENUE

     In the event of any litigation or arbitration between the parties relating to this Lease, the Premises or Property (including pretrial, trial, appellate, administrative, bankruptcy or insolvency proceedings), the prevailing party shall be entitled to recover its attorneys’ fees and costs as part of the judgment, award or settlement therein. In the event of a breach of this Lease by either party which does not result in litigation but which causes the non-breaching party to incur attorneys’ fees or costs, the breaching party shall reimburse such fees and costs to the non-breaching party upon demand. If either party or any of its officers, directors, trustees, beneficiaries, partners, agents, affiliates or employees shall be made a party to any litigation or arbitration commenced by or against the other party and is not at fault, the other party shall pay all costs, expenses and attorneys’ fees incurred by such parties in connection with such litigation. IN THE INTEREST OF OBTAINING A SPEEDIER AND LESS COSTLY HEARING OF ANY DISPUTE, LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER ARISING OUT OF OR RELATING TO THIS LEASE, THE PREMISES OR THE PROPERTY. Although such jury waiver is intended to be self-operative and irrevocable, Landlord and Tenant each further agree, if requested, to confirm such waivers in writing at the time of commencement of any such action, proceeding or counterclaim. Any action or proceeding brought by either party against the other for any matter arising out of or in any way relating to this Lease, the Premises or the Property, shall be heard, at Landlord’s option, in the court having jurisdiction located closest to the Property.

ARTICLE 18: SUBORDINATION, ATTORNMENT AND LENDER PROTECTION

     This Lease is subject and subordinate to all Mortgages now or hereafter placed upon the Property, and all other encumbrances and matters of public record applicable to the Property. Whether before or after any foreclosure or power of sale proceedings are initiated or completed by any Lender or a deed in lieu is granted (or any ground lease is terminated), Tenant agrees, upon written request of any such Lender or any purchaser at such sale, to attorn and pay Rent to such party, and recognize such party as Landlord (provided such Lender or purchaser shall agree not to disturb Tenant’s occupancy so long as Tenant does not Default hereunder, on a form of agreement customarily used by, or otherwise reasonably acceptable to, such party). However, in the event of attornment, no

Lender shall be: (i) liable for any act or omission of Landlord, or subject to any offsets or defenses which Tenant might have against Landlord (arising prior to such Lender becoming Landlord under such attornment), (ii) liable for any security deposit or bound by any prepaid Rent not actually received by such Lender, or (iii) bound by any modification of this Lease not consented to by such Lender. Any Lender may elect to make this Lease prior to the lien of its Mortgage by written notice to Tenant, and if the Lender of any prior Mortgage shall require, this Lease shall be prior to any subordinate Mortgage; such elections shall be effective upon written notice to Tenant, or shall be effective as of such earlier or later date set forth in such notice. Tenant agrees to give any Lender by certified mail, return receipt requested, a copy of any notice of default served by Tenant upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of an assignment of leases, or otherwise) of the address of such Lender. Tenant further agrees that if Landlord shall have failed to cure such default within the time permitted Landlord for cure under this Lease, any such Lender whose address has been provided to Tenant shall have an additional period of thirty (30) days in which to cure (or such additional time as may be required due to causes beyond such Lender’s reasonable control, including time to obtain possession of the Property by appointment of receiver, power of sale or judicial action). Except as expressly provided to the contrary herein, the provisions of this Article shall be self-operative; however Tenant shall execute and deliver, within ten (10) days after request therefor, such documentation as Landlord or any Lender may request from time to time, whether prior to or after a foreclosure or power of sale proceeding is initiated or completed, a deed in lieu is delivered, or a ground lease is terminated, in order to further confirm or effectuate the matters set forth in this Article in recordable form.

ARTICLE 19: ESTOPPEL CERTIFICATES

     Tenant shall from time to time, within ten (10) days after written request from Landlord, execute, acknowledge and deliver a statement certifying: (i) that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease as so modified, is in full force and effect (or specifying the ground for claiming that this Lease is not in force and effect), (ii) the dates to which the Rent has been paid, and the amount of any Security Deposit, (iii) that Tenant is in possession of the Premises, and paying Rent on a current basis with no offsets, defenses or claims, or specifying the same if any are claimed, (iv) that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord or Tenant, or specifying the same if any are claimed, and (v) certifying such other matters, and including such current financial statements, as Landlord may reasonably request, or as may be requested by Landlord’s current or prospective Lenders, insurance carriers, auditors, and prospective purchasers (and including a comparable certification statement from any subtenant respecting its sublease). Any such statement may be relied upon by any such parties. If Tenant shall fail to execute and return such statement within the time required herein, Tenant shall be in Default, and shall be deemed to have agreed with the matters set forth therein (which shall not be in limitation of Landlord’s other remedies).

ARTICLE 20: RIGHTS RESERVED BY LANDLORD

     Except to the extent expressly limited herein, Landlord reserves full rights to control the Property (which rights may be exercised without subjecting Landlord to claims for constructive eviction, abatement of Rent, damages or other claims of any kind), including more particularly, but without limitation, the following rights:

     A. General Matters. To: (i) change the name or street address of the Property or designation of the Premises, (ii) install and maintain signs on and about the Property, and grant any other Person the right to do so, (iii) retain at all times, and use in appropriate instances, keys to all doors within and into the Premises, (iv) grant to any Person the right to conduct any business or render any service at the Property, whether or not the same are similar to the use permitted Tenant by this Lease, (v) have access for Landlord and other tenants of the Property to any mail chutes located on the Premises according to the rules of the United States Postal Service (and to install or remove such chutes), and (vi) in case of fire, invasion, insurrection, riot, civil disorder, public excitement or other dangerous condition, or threat thereof: (a) limit or prevent access to the Property, (b), shut down elevator service, (c) activate elevator emergency controls, and (d) otherwise take such action or preventative measures deemed necessary by Landlord for the safety of tenants of the Property or the protection of the Property and other property located thereon or therein (but this provision shall impose no duty on Landlord to take such actions, and no liability for actions taken in good faith).

     B. Access To Premises. Subject to the following provisions, to enter the Premises in order to: (i) inspect, (ii) supply cleaning service or other services to be provided Tenant hereunder, (iii) show the Premises to current and prospective Lenders, insurers, purchasers, governmental authorities, and their representatives, and during the last twelve (12) months of Tenant’s occupancy, show the Premises to prospective tenants and leasing brokers, and (iv) decorate, remodel or alter the Premises if Tenant abandons the Premises at any time or vacates the same during the last 120 days of the Term (without thereby terminating this Lease), and (v) perform any work or take any other actions under Paragraph C below, or exercise other rights of Landlord under this Lease or applicable Laws. If Tenant requests that any such access occur before or after Building Hours, and Landlord schedules the work accordingly, Tenant shall pay all overtime and other additional costs in connection therewith. In connection with any such access to the Premises, except in emergencies or for cleaning or other routine services to be provided to Tenant under this Lease, Landlord shall: (a) provide reasonable advance written or oral notice to Tenant’s on-site manager or other appropriate person, and (b) take reasonable steps to minimize any disruption to Tenant’s business.

     C. Changes To The Property. Subject to the last sentence of this Paragraph, to: (i) paint and decorate, (ii) perform repairs or maintenance, and (iii) make replacements, restorations, renovations, alterations, additions and improvements, structural or otherwise (including freon retrofit work), in and to the Property or any part thereof, including any adjacent building, structure, facility, land, street or alley, or change the uses thereof (other than Tenant’s permitted use under this Lease), including changes, reductions or additions of corridors, entrances, doors, lobbies, parking facilities and other areas, structural support columns and shear walls, elevators, stairs, escalators, mezzanines, solar tint windows or film, kiosks, planters, sculptures, displays, and other amenities and features therein, and changes relating to the connection with or entrance into or use of the Property or any other adjoining or adjacent building or buildings, now existing or hereafter constructed. In connection with such matters, Landlord may erect scaffolding, barricades and other structures, open ceilings, close entry ways, restrooms, elevators, stairways, corridors, parking and other areas and facilities, and take such other actions as Landlord deems appropriate. However, Landlord shall: (a) maintain reasonable access to the Premises, and (b) in connection with entering the Premises, comply with the last sentence of Paragraph B above.

     D. New Premises. To substitute for the Premises other premises (herein referred to as the “new premises”) in the Property or another building in the vicinity, provided: (i) the new premises shall be similar to the Premises in size (up to 10% larger or smaller with the Rent and any other rights and obligations of the parties based on the square footage of the Premises adjusted proportionately to reflect the increase or decrease), (ii) Landlord shall provide the new premises in a condition substantially comparable to the Premises at the time of the substitution (and Tenant shall diligently cooperate in the preparation or approval of any plans or specifications for the new premises as requested by Landlord or Landlord’s representatives), (iii) the parties shall execute an appropriate amendment to the Lease confirming the change within thirty (30) days after Landlord requests, and (iv) if Tenant shall already have taken possession of the Premises: (a) Landlord shall pay the direct, out-of-pocket, reasonable expenses of Tenant in moving from the Premises to the new premises, including costs of hiring a moving company, relocating and installing computer and telephone cabling for the new premises, and reasonable supplies of Tenant’s stationery and business cards that can no longer be used as a result of such change, such reimbursement to be made promptly after Tenant provides reasonable written evidence of such costs to Landlord, and (b) Landlord shall give Tenant at least thirty (30) days’ notice before making such substitution, and such move shall be made during evenings, weekends, or otherwise so as to reasonably minimize any inconvenience to Tenant. The new premises may include a portion of the then-current Premises, and Landlord may separately apply the foregoing substitution right to any space as to which Tenant has been, or is hereafter, granted a right, if any, to expand, lease or relocate under other provisions of this Lease or any future amendment hereto. Tenant shall surrender and vacate the Premises on the date required in Landlord’s notice of substitution, in the condition and as required under Article 23, and any failure to do so shall be subject to Article 24.

ARTICLE 21: LANDLORD’S RIGHT TO CURE

     If Landlord shall fail to perform any obligation under this Lease required to be performed by Landlord, Landlord shall not be deemed to be in default hereunder nor subject to any claims for damages of any kind, unless such failure shall have continued

for a period of thirty (30) days after notice thereof by Tenant (provided, if the nature of Landlord’s failure is such that more time is reasonably required in order to cure, Landlord shall not be in default if Landlord commences to cure within such period and thereafter diligently seeks to cure such failure to completion). If Landlord shall default and fail to cure as provided herein, Tenant shall have such rights and remedies as may be available to Tenant under applicable Laws, subject to the other provisions of this Lease; provided, Tenant shall have no right of self-help to perform repairs or any other obligation of Landlord, and shall have no right to withhold, set-off, or abate Rent, or terminate this Lease, except as may be expressly provided in this Lease, and Tenant hereby expressly waives the provisions of any Law to the contrary.

ARTICLE 22: INDEMNIFICATION

     Subject to the provisions of Articles 10 and 11, Tenant shall defend, indemnify and hold Landlord harmless from and against any and all claims, demands, losses, penalties, fines, fees, charges, assessments, liabilities, damages, judgments, orders, decrees, actions, administrative or other proceedings, costs and expenses (including reasonable attorneys’ and expert witness fees, and court costs), arising or alleged to arise from: (i) any violation or breach of this Lease or applicable Law by any Tenant Parties (as defined below), (ii) damage, loss or injury to persons, property or business directly or indirectly arising out of any Tenant Party’s use of the Premises or Property, or out of any other act or omission of any Tenant Parties, and (iii) any other damage, loss or injury to persons, property or business occurring in, about or from the Premises, except to the extent that such other damage, loss or injury to persons, property or business is caused by the negligence or intentional misconduct of Landlord. For purposes of this provision, “Tenant Parties” shall mean Tenant, any other occupant of the Premises and any of their respective agents, employees, invitees, Transferees and contractors.

ARTICLE 23: RETURN OF POSSESSION

     A. General Provisions. At the expiration or earlier termination of this Lease or Tenant’s right of possession, Tenant shall vacate and surrender possession of the entire Premises in the condition required under Article 8 and the Rules, ordinary wear and tear excepted, shall surrender all keys and key cards, and any parking transmitters, stickers or cards to Landlord, and shall remove all personal property and office trade fixtures that may be readily removed without damage to the Premises or Property, subject to the following provisions.

     B. Landlord’s Property. All improvements, fixtures and other items, including ceiling light fixtures, HVAC equipment, plumbing fixtures, hot water heaters, fire suppression and sprinkler systems, Lines under Article 28, built-in shelves and cabinets, interior partitioning, interior stairs, wall coverings, carpeting and other flooring, blinds, drapes and window treatments, in or serving the Premises, whether installed by Tenant or Landlord, and any other items installed or provided by Landlord or at Landlord’s expense (including any modular furniture provided or paid for by Landlord), shall be Landlord’s property and shall remain upon the Premises, all without compensation, allowance or credit to Tenant, unless Landlord elects otherwise as provided in Paragraph C below.

     C. Removal of Items by Tenant. Notwithstanding the foregoing to the contrary, if prior to expiration or earlier termination of this Lease or within thirty (30) days thereafter Landlord so directs by notice, Tenant shall promptly remove such of the items described in Paragraph B above as are designated in such notice and restore the Premises to the condition prior to the installation of such items in a good and workmanlike manner; provided, Landlord shall not require removal of any such items that: (i) already existed in the Premises before this Lease and Tenant’s occupancy of the Premises, or (ii) involve customary office improvements that are installed by or for Tenant pursuant to the provisions of this Lease (including any Exhibit hereto) to the extent that Tenant seeks, and Landlord grants, a written waiver of such removal requirement in connection with Landlord’s approval of the plans for such improvements.

     D. Tenant’s Failure to Remove Items. If Tenant shall fail to remove any items from the Premises as required hereunder, Landlord may do so and Tenant shall pay Landlord’s charges therefor upon demand. All such property removed from the Premises by Landlord pursuant to any provisions of this Lease or any Law may be handled or stored by Landlord at Tenant’s expense, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. All such property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after expiration or earlier termination of this Lease or Tenant’s right to possession shall, at Landlord’s option, be conclusively deemed to have been conveyed by Tenant to Landlord as if by bill of sale without payment by Landlord. Unless prohibited by applicable Law, Landlord shall have a lien against such property for the costs incurred in removing and storing the same.

ARTICLE 24: HOLDING OVER

     Unless Landlord expressly agrees otherwise in writing, Tenant shall pay Landlord 150% for the first thirty (30) days, and 200% thereafter, of the amount of Rent then applicable prorated on a per diem basis for each day that Tenant shall fail to vacate or surrender possession of the Premises or any part thereof after expiration or earlier termination of this Lease as required under Article 23, together with all damages (direct and consequential) sustained by Landlord on account thereof. Tenant shall pay such amount of Rent monthly in advance (subject to refund of any partial month occupancy prorated on a per diem basis), and such other amounts on demand. The foregoing provisions, and Landlord’s acceptance of any such amounts, shall not serve as permission for Tenant to hold-over, nor serve to extend the Term (although Tenant shall remain a tenant-at-sufferance bound to comply with all other provisions of this Lease until Tenant properly vacates the Premises, including Article 23), and Landlord shall have such other remedies to recover possession of the Premises as may be available to Landlord under applicable Laws.

ARTICLE 25: NOTICES

     Except as expressly provided to the contrary in this Lease, every notice or other communication to be given by either party to the other with respect hereto or to the Premises or Property, shall be in writing and shall not be effective for any purpose unless the same shall be served personally or by national air courier service, or United States certified mail, return receipt requested, postage prepaid, to the parties at the addresses set forth in Article 1, or such other address or addresses as Tenant or Landlord may from time to time designate by notice given as above provided. Every notice or other communication hereunder shall be deemed to have been given as of the third business day following the date of such mailing (or as of any earlier date evidenced by a receipt from such national air courier service or the United States Postal Service) or immediately if personally delivered. Notices not sent in accordance with the foregoing shall be effective when received by the parties at the addresses required herein.

ARTICLE 26: REAL ESTATE BROKERS

     Landlord and Tenant hereby mutually: (i) represent and warrant to each other that they have dealt only with the broker, if any, designated in Article 1 (whose commission, if any, shall be paid pursuant to separate written agreement by the party signing such agreement) as broker, agent or finder in connection with this Lease, and (ii) agree to defend, indemnify and hold each other harmless from and against any and all claims, demands, losses, liabilities, damages, judgments, costs and expenses (including reasonable attorneys’ and expert witness fees, and court costs), arising or alleged to arise from any breach of their respective foregoing representation and warranty under this Article.

ARTICLE 27: NO WAIVER

     No provision of this Lease will be deemed waived by either party unless expressly waived in writing and signed by the waiving party. No waiver shall be implied by delay or any other act or omission of either party. No waiver by either party of any provision of this Lease shall be deemed a waiver of such provision with respect to any subsequent matter relating to such provision, and Landlord’s consent or approval respecting any action by Tenant shall not constitute a waiver of the requirement for obtaining Landlord’s consent or approval respecting any subsequent action. Acceptance of Rent by Landlord directly or through any agent or lock-box arrangement shall not constitute a waiver of any breach by Tenant of any term or provision of this Lease (and Landlord reserves the right to return or refund any untimely payments if necessary to preserve Landlord’s remedies). No acceptance of a lesser amount of Rent shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due. The acceptance of Rent or of the performance of any other term or provision from, or providing directory listings or services for, any Person other than Tenant shall not constitute a waiver of Landlord’s right to approve any Transfer. No delivery to, or acceptance by, Landlord or its agents or employees of keys, nor any other act or omission of Tenant or Landlord or their agents or employees, shall be deemed a surrender, or acceptance of a surrender, of the Premises or a termination of this Lease, unless stated expressly in writing by Landlord.

ARTICLE 28: TELECOMMUNICATION LINES

     A. Telecommunication Lines. Subject to Landlord’s continuing right of supervision and approval, and the other provisions hereof, Tenant may: (i) install telecommunication lines (“Lines”) connecting the Premises to any Property terminal block already serving or available to serve the Premises, or (ii) use such Lines as may currently exist and already connect the Premises to such terminal block. Such terminal block may comprise, or be connected through riser or other Lines with, a main distribution frame (“MDF”) for the Property. Landlord disclaims any representations, warranties or understandings concerning the capacity, design or suitability of any such terminal or MDF, Property riser Lines, or related equipment. If there is, or will be, more than one tenant in the Property, at any time, Landlord may allocate, and periodically reallocate, connections to the terminal blocks and MDF based on the proportion of rentable area each tenant leases, or the type of business operations or requirements of such tenants, in Landlord’s reasonable discretion. Landlord may arrange for an independent contractor to review Tenant’s requests for approval hereunder, monitor or supervise Tenant’s installation, connection and disconnection of Lines, and provide other such services, or Landlord may provide the same, and Tenant shall pay Landlord’s charges therefor as provided in Article 9.

     B. Installation. Tenant may install and use Tenant’s Lines and make connections and disconnections at the terminal blocks as described above, provided Tenant shall: (i) obtain Landlord’s prior written approval of all aspects thereof, (ii) use an experienced and qualified contractor reasonably designated or approved in writing in advance by Landlord (whom Landlord may require to enter an access and indemnity agreement on Landlord’s then-standard form of agreement therefor), (iii) comply with such reasonable inside wire standards as Landlord may adopt from time to time, and all other provisions of this Lease, including Article 9 respecting Work, and the Rules respecting access to the wire closets, (iv) not install Lines in the same sleeve, chaseway or other enclosure in close proximity with electrical wire, and not install PVC-coated Lines under any circumstances, (v) thoroughly test any riser Lines to which Tenant intends to connect any Lines to ensure that such riser Lines are available and are not then connected to or used for telephone, data transmission or any other purpose by any other party (whether or not Landlord has previously approved such connections), and not connect to any such unavailable or connected riser Lines, and (vi) not connect any equipment to the Lines which may create an electromagnetic field exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause radiation higher than normal background radiation, unless the Lines therefor (including riser Lines) are appropriately insulated to prevent such excessive electromagnetic fields or radiation (and such insulation shall not be provided by the use of additional unused twisted pair Lines). As a condition to permitting installation of new Lines, Landlord may require that Tenant remove any existing Lines located in or serving the Premises.

     C. Limitation of Liability. Except to the extent due to Landlord’s intentional misconduct or grossly negligent acts, Landlord shall have no liability for damages arising, and Landlord does not warrant that the Tenant’s use of the Lines will be free, from the following (collectively called “Line Problems”): (i) any eavesdropping, wire-tapping or theft of long distance access codes by unauthorized parties, (ii) any failure of the Lines to satisfy Tenant’s requirements, or (iii) any capacitance, attenuation, cross-talk or other problems with the Lines, any misdesignation of the Lines in the MDF room or wire closets, or any shortages, failures, variations, interruptions, disconnections, loss or damage caused by or in connection with the installation, maintenance, replacement, use or removal of any other Lines or equipment at the Property by or for other tenants at the Property, by any failure of the environmental conditions at or the power supply for the Property to conform to any requirements of the Lines or any other problems associated with any Lines or by any other cause. Under no circumstances shall any Line Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of any Rent or other charges under the Lease, or relieve Tenant from performance of Tenant’s obligations under the Lease as amended herein. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line Problems.

ARTICLE 29: HAZARDOUS MATERIALS

     A. Hazardous Materials Generally Prohibited. Except as provided herein, Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release, discharge, spill or leak any “Hazardous Material” (as defined in Article 30), or permit Tenant’s employees, agents, contractors, or other occupants of the Premises to engage in such activities on or about the Property. However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance and handling within, the Premises of substances customarily and lawfully used in the business which Tenant is permitted to conduct in the Premises under this Lease, as an incidental and minor part of such business, and provided: (i) such substances shall be properly labeled, contained, used and stored only in small quantities reasonably necessary for such permitted use of the Premises and the ordinary course of Tenant’s business therein, strictly in accordance with applicable Laws, highest prevailing standards, and the manufacturers’ instructions therefor, and as Landlord shall reasonably require, (ii) such substances shall not be disposed of, released, discharged or permitted to spill or leak in or about the Premises or the Property (and under no circumstances shall any Hazardous Material be disposed of within the drains or plumbing facilities in or serving the Premises or Property or in any other public or private drain or sewer regardless of quantity or concentration), (iii) if any applicable Law or Landlord’s trash removal contractor requires that any such substances be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant’s expense for such disposal in approved containers directly with a qualified and licensed disposal company at a lawful disposal site, (iv) any remaining such substances shall be completely, properly and lawfully removed from the Property upon expiration or earlier termination of this Lease, and (v) for purposes of removal and disposal of any such substances, Tenant shall be named as the owner, operator and generator, shall obtain a waste generator identification number, and shall execute all permit applications, manifests, waste characterization documents and any other required forms.

     B. Clean Up Responsibility. If any Hazardous Material is released, discharged or disposed of, or permitted to spill or leak, in violation of the foregoing provisions, Tenant shall immediately and properly clean up and remove the Hazardous Materials from the Premises, Property and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord) in compliance with applicable Laws and then prevailing industry practices and standards, at Tenant’s expense (without limiting Landlord’s other remedies therefor). Such clean up and removal work (“Tenant Remedial Work”) shall be considered Work under Article 9 and subject to the provisions thereof, including Landlord’s prior written approval (except in emergencies), and any testing, investigation, feasibility and impact studies, and the preparation and implementation of any remedial action plan required by any court or regulatory authority having jurisdiction or reasonably required by Landlord. In connection therewith, Tenant shall provide documentation evidencing that all Tenant Remedial Work or other action required hereunder has been properly and lawfully completed (including a certificate addressed to Landlord from an environmental consultant reasonably acceptable to Landlord, in such detail and form as Landlord may reasonably require). If any Hazardous Material is released, discharged, disposed of, or permitted to spill or leak on or about the Property and is not caused by Tenant or other occupants of the Premises, or their agents, employees, Transferees, or contractors, such release, discharge, disposal, spill or leak shall be deemed casualty damage under Article 11 to the extent that the Premises and Tenant’s use thereof is affected thereby; in such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under this Lease.

     C. Miscellaneous. Tenant shall immediately upon written request from time to time provide Landlord with copies of all material safety data sheets, permits, approvals, memos, reports, correspondence, complaints, demands, claims, subpoenas, requests, remediation and cleanup plans, and all papers of any kind filed with or by any regulatory authority and any other books, records or items pertaining to Hazardous Materials that are subject to this Article (collectively referred to herein as “Tenant’s Hazardous Materials Records”). Tenant shall pay, prior to delinquency, any and all fees, taxes (including excise taxes), penalties and fines arising from or based on Tenant’s activities involving Hazardous Material on or about the Premises or Property, and shall not allow such obligations to become a lien or charge against the Property or Landlord. If Tenant violates any provision of this Article with respect to any Hazardous Materials, Landlord may: (i) require that Tenant immediately remove all Hazardous Materials from the Premises and discontinue using, storing and handling Hazardous Materials in the

Premises, and/or (ii) pursue such other remedies as may be available to Landlord under this Lease or applicable Law.

ARTICLE 30: DEFINITIONS

     (A) “Building” shall mean the structure (or the portion thereof owned by Landlord) identified in Article 1.

     (B) “Building Hours” shall mean 8:00 A.M. to 6:00 P.M. Monday through Friday, and 9:00 A.M. to 1:00 P.M on Saturday (if comparable buildings in the area have standard Saturday hours), except Holidays. “Holidays” means all federal and state holidays, including New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

     (C) “Default Rate” shall mean one and one half percent (1.5%) per month, or the highest rate permitted by applicable Law, whichever shall be less.

     (D) “Expenses” shall mean all expenses, costs and amounts (other than Taxes) of every kind and nature relating to the ownership, management, repair, maintenance, replacement, insurance and operation of the Property, including, without limitation (except as expressly set forth herein), any amounts paid for: (i) Utility Costs, (ii) complying with Laws (but subject to the exclusions set forth below), (iii) insurance, not limited to that required under this Lease, and which may include flood, earthquake, boiler, rent loss, workers’ compensation and employers’ liability, builders’ risk, automobile and other coverages, including a reasonable allocation of costs under any blanket policies, (iv) supplies, materials, tools, equipment, uniforms, and vehicles used in the operation, repair, maintenance, security, and other services for the Property, including rental, installment purchase and financing agreements therefor and interest thereunder, (v) accounting, alarm monitoring, security, janitorial, trash removal, snow and ice removal, and other services, (vi) customary management fees, (vii) compensation and benefits for any personnel engaged in the operation, repair, maintenance, security or other services for the Property at or below the level of property manager, and employer’s FICA contributions, unemployment taxes or insurance, any other taxes which may be levied on such compensation and benefits, and data or payroll processing expenses relating thereto (if personnel handle other properties or functions, the foregoing expenses shall be allocated appropriately between the Property and such other properties or functions), (viii) payments under any easement, cross or reciprocal easement, operating agreement, declaration, covenant, or other agreement or instrument pertaining to the sharing of costs for common areas or other matters in a development or complex of which the Property is a part, (ix) sales, use, value-added or other taxes on supplies or services for the Property, (x) the costs of operating and maintaining a property management office (such costs to be appropriately allocated between the Property and any other property served by such office), including the fair rental value thereof, (xi) operation, maintenance, repair, installation, replacement, inspection, testing, painting, decorating and cleaning of the Property, and any items located off-site but installed for the benefit of the Property, including Property identification and pylon signs, directional signs, traffic signals and markers, flagpoles and canopies, sidewalks, curbs, stairways, parking structures, lots, loading and service areas and driveways, storm and sanitary drainage systems, irrigation systems, elevators, escalators, trash compactors, and Systems and Equipment, landscaping, and all other aspects of the Property, including common area fixtures, equipment and other items therein or thereon, doors, locks and hardware, windows, gutters, downspouts, roof flashings and roofs. The foregoing provision is for definitional purposes only and shall not be construed to impose any obligation upon Landlord to incur such expenses, nor as a limitation as to other Expenses that Landlord may incur with respect to the Property. Landlord may retain independent contractors (or affiliated contractors at market rates) to provide any services or perform any work, in which case the costs thereof shall be deemed Expenses. Expenses shall, however, exclude:

          (1) the following items: (a) interest and amortization on Mortgages, and other debt costs or ground lease payments, if any, except as provided herein, (b) depreciation of buildings and other improvements (except permitted amortization of certain capital expenditures as provided below), (c) legal fees in connection with leasing, tenant disputes or enforcement of leases, (d) real estate brokers’ commissions or marketing costs, (e) improvements or alterations to tenant spaces, (f) the cost of providing any service directly to, and paid directly by, any tenant, (g) costs of any items to the extent Landlord receives reimbursement from insurance proceeds or from a warranty or other such third party (such proceeds to be deducted from Expenses in the year in which received); and

          (2) capital expenditures, except those: (a) made primarily to reduce Expenses or increases therein, or to comply with Laws or insurance requirements (excluding capital expenditures to cure violations of Laws or insurance requirements that existed prior to the date of this Lease), or (b) for replacements (as opposed to additions or new improvements) of roofs, parking areas, and nonstructural items located in the common areas of the Property required to keep such areas in good condition; provided, any such permitted capital expenditure shall be amortized (with interest at the prevailing loan rate available to Landlord when the cost was incurred) over: (x) the period during which the reasonably estimated savings in Expenses equals the expenditure, if applicable, or (y) the useful life of the item as reasonably determined by Landlord, but in no event less than five (5) years nor more than ten (10) years.

     (E) “Hazardous Material” shall include, but not be limited to: (i) any flammable, explosive, toxic, radioactive, biological, corrosive or otherwise hazardous chemical, substance, liquid, gas, device, form of energy, material or waste or component thereof, (ii) petroleum-based products, diesel fuel, paints, solvents, lead, radioactive materials, cyanide, biohazards, infectious or medical waste and “sharps”, printing inks, acids, DDT, pesticides, ammonia compounds, and any other items which now or subsequently are found to have an adverse effect on the environment or the health and safety of persons or animals or the presence of which require investigation or remediation under any Law or governmental policy, and (iii) any item defined as a “hazardous substance”, “hazardous material”, “hazardous waste”, “regulated substance” or “toxic substance” under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §9601, et seq., Hazardous Materials Transportation Act, 49 U.S.C. §1801, et seq., Resource Conservation and Recovery Act of 1976, 42 U.S.C. §6901 et seq., Clean Water Act, 33 U.S.C. §1251, et seq., Safe Drinking Water Act, 14 U.S.C. §300f, et seq., Toxic Substances Control Act, 15 U.S.C. §2601, et seq., Atomic Energy Act of 1954, 42 U.S.C. §2014 et seq., and any similar federal, state or local Laws, and all regulations, guidelines, directives and other requirements thereunder, all as may be amended or supplemented from time to time.

     (F) “Landlord” shall mean only the landlord from time to time, except that for purposes of any provisions defending, indemnifying and holding Landlord harmless hereunder, “Landlord” shall include past, present and future landlords and their respective partners, beneficiaries, trustees, officers, directors, employees, shareholders, principals, agents, affiliates, successors and assigns.

     (G) “Law” or “Laws” shall mean all federal, state, county and local governmental and municipal laws, statutes, ordinances, rules, regulations, codes, decrees, orders and other such requirements, applicable equitable remedies and decisions by courts in cases where such decisions are considered binding precedents in the State in which the Property is located, and decisions of federal courts applying the Laws of such State, at the time in question. This Lease shall be interpreted and governed by the Laws of the State in which the Property is located.

     (H) “Lender” shall mean the holder of any Mortgage at the time in question, and where such Mortgage is a ground lease, such term shall refer to the ground lessor (and the term “ground lease” although not capitalized is intended throughout this Lease to include any superior or master lease).

     (I) “Mortgage” shall mean all mortgages, deeds of trust, ground leases and other such encumbrances now or hereafter placed upon the Property or Building, or any part thereof, and all renewals, modifications, consolidations, replacements or extensions thereof, and all indebtedness now or hereafter secured thereby and all interest thereon.

     (J) “Person” shall mean an individual, trust, partnership, limited liability company, joint venture, association, corporation and any other entity.

     (K) “Premises” shall mean the area within the Building identified in Article 1 and Exhibit A. Possession of areas necessary for utilities, services, safety and operation of the Property, including the Systems and Equipment, fire stairways, perimeter walls, space between the finished ceiling of the Premises and the slab of the floor or roof of the Property thereabove, and the use thereof together with the right to install, maintain, operate, repair and replace the Systems and Equipment, including any of the same in, through, under or above the Premises in locations that will not materially interfere with Tenant’s use of the Premises, are hereby excepted and reserved by Landlord, and not demised to Tenant.

     (L) “Property” shall mean the Building, and any common or public areas or facilities, easements, corridors, lobbies, sidewalks, loading areas, driveways, landscaped areas, skywalks, parking rights, garages and lots, and any and all other rights, structures or facilities operated or maintained in connection with or for the benefit of the Building, and all parcels or tracts of land on which all or any portion of the Building or any of the other foregoing items are located, and any fixtures, machinery, apparatus, Systems and Equipment, furniture and other personal property located thereon or therein and used in connection with the operation thereof. Landlord reserves the right to add land, buildings, easements or other interests to, or sell or eliminate the same from, the Property, and grant interests and rights in the Property to other parties. If the Building shall now or hereafter be part of a development or complex of buildings or structures collectively owned by Landlord or its affiliates, the Property shall, at Landlord’s option, also be deemed to include such other of those buildings or structures as Landlord shall from time to time designate, and shall initially include such buildings and structures (and related facilities and parcels on which the same are located) as Landlord shall have incorporated by reference to the total rentable area of the Property in Article 1.

     (M) “Rent” shall have the meaning specified therefor in Article 3.

     (N) “Systems and Equipment” shall mean any plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply light, heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life/safety systems or equipment, or any elevators, escalators or other mechanical, electrical, electronic, computer or other systems or equipment for the Property, except to the extent that any of the same serves particular tenants exclusively (and “systems and equipment” without capitalization shall refer to such of the foregoing items serving particular tenants exclusively).

     (O) “Taxes” shall mean all amounts (unless required by Landlord to be paid under Article 14) for federal, state, county, or local governmental, special district, improvement district, municipal or other political subdivision taxes, fees, levies, assessments, charges or other impositions of every kind and nature in connection with the ownership, leasing and operation of the Property, whether foreseen or unforeseen, general, special, ordinary or extraordinary (including real estate and ad valorem taxes, general and special assessments, transit taxes, water and sewer rents, license and business license fees, use or occupancy taxes, taxes based upon the receipt of rent including gross receipts or sales taxes applicable to the receipt of rent or service or value added taxes, personal property taxes, taxes on fees paid by Landlord for property management services, and taxes or charges for fire protection, streets, sidewalks, road maintenance, refuse or other services). If the method of taxation of real estate prevailing at the time of execution hereof shall be, or has been, altered so as to cause the whole or any part of the Taxes now, hereafter or heretofore levied, assessed or imposed on real estate to be levied, assessed or imposed on Landlord, wholly or partially, as a capital stock levy or otherwise, or on or measured by the rents, income or gross receipts received therefrom, then such new or altered taxes attributable to the Property shall be included within the term “Taxes,” except that the same shall not include any portion of such tax attributable to other income of Landlord not relating to the Property. Tenant shall pay increased Taxes whether Taxes are increased as a result of increases in the assessment or valuation of the Property (whether based on a sale, change in ownership or refinancing of the Property or otherwise), increases in tax rates, reduction or elimination of any rollbacks or other deductions available under current law, scheduled reductions of any tax abatement, as a result of the elimination, invalidity or withdrawal of any tax abatement, or for any other cause whatsoever. Notwithstanding the foregoing, there shall be excluded from Taxes all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Property).

     (P) “Tenant” shall be applicable to one or more Persons as the case may be, the singular shall include the plural, and if there be more than one Tenant, the obligations thereof shall be joint and several. When used in the lower case, “tenant” shall mean any other tenant, subtenant or occupant of the Property.

     (Q) “Tenant’s Share” of Taxes and Expenses shall be the percentage set forth in Article 1, but if the rentable area of the Premises changes due to the addition or subtraction of space under this Lease or by amendment, Landlord shall reasonably adjust Tenant’s Share to be based on the rentable area of the Premises divided by the rentable area of the Property, subject to further adjustment hereunder and under Article 3. If the Property shall now or hereafter be part of or shall include a development or complex of two or more buildings or structures collectively owned by Landlord or its affiliates, Landlord may allocate Expenses and Taxes (or components thereof) within such complex or development, and between such buildings and structures and the parcels on which they are located, in accordance with sound accounting and management practices. In the alternative, Landlord may determine Tenant’s Share of Expenses and Taxes (or components thereof) for all or any such buildings and structures, and any common areas and facilities operated or maintained in connection therewith and all parcels or tracts of land on which all or any portion of any of the other foregoing items are located, in accordance with sound accounting and management practices; provided, Landlord shall reasonably reduce Tenant’s Share to be based on the ratio of the rentable area of the Premises to the rentable area of all such buildings as to which such Expenses and Taxes (or components thereof) are included. In addition, if the Property, or any development or complex of which it is a part, shall contain non-office uses during any period, Landlord may determine, in accordance with sound accounting and management practices, Tenant’s Share of Taxes and Expenses for only the office portion of the Property or of such development or complex; in such event, Landlord shall reasonably adjust Tenant’s Share to be based on the ratio of the rentable area of the Premises to the rentable area of such office portion for such period. Tenant acknowledges that the “rentable area of the Premises” under this Lease includes the so-called “usable area,” without deduction for columns or projections, multiplied by one or more load or conversion factors to reflect a share of certain areas, which may include lobbies, corridors, mechanical, utility, janitorial, boiler and service rooms and closets, restrooms, and other public, common and service areas. Except as provided expressly to the contrary herein, the “rentable area of the Property” shall include all rentable area of all space leased or available for lease at the Property (excluding any parking facilities). Landlord may reasonably re-determine the rentable area of the Property from time to time to reflect remeasurements, reconfigurations, additions or modifications to the Property, and may reasonably adjust Tenant’s Share prospectively based thereon.

     (R) “Utility Costs” shall include costs for electricity, power, gas, steam, oil or other fuel, water, sewer and other such services for the Property, including sales or other taxes thereon.

ARTICLE 31: OFFER

     The submission and negotiation of this Lease shall not be deemed an offer to enter the same by Landlord (nor an option or reservation for the Premises), but the solicitation of such an offer by Tenant. Tenant agrees that its execution of this Lease constitutes a firm offer to enter the same which may not be withdrawn for a period of ten (10) business days after delivery to Landlord. During such period and in reliance on the foregoing, Landlord may, at Landlord’s option, deposit any Security Deposit and Rent, proceed with any plans, specifications, alterations or improvements, and permit Tenant to enter the Premises, but such acts shall not be deemed an acceptance of Tenant’s offer to enter this Lease, and such acceptance shall be evidenced only by Landlord signing and delivering this Lease to Tenant.

ARTICLE 32: MISCELLANEOUS

     A. Captions and Interpretation. The captions of the Articles and Paragraphs of this Lease, and any computer highlighting of changes from earlier drafts, are for convenience of reference only and shall not be considered or referred to in resolving questions of interpretation. Tenant acknowledges that it has read this Lease and that it has had the opportunity to confer with counsel in negotiating this Lease; accordingly, this Lease shall be construed neither for nor against Landlord or Tenant, but shall be given a fair and reasonable interpretation in accordance with the meaning of its terms. The neuter shall include the masculine and feminine, and the singular shall include the plural. The term “including” shall be interpreted to mean “including, but not limited to.”

     B. Survival of Provisions. All obligations (including indemnity, Rent and other payment obligations) or rights of either party arising during or attributable to the period prior to expiration or earlier termination of this Lease shall survive such expiration or earlier termination.

     C. Severability. If any term or provision of this Lease or portion thereof shall be found invalid, void, illegal, or unenforceable generally, or with respect to any particular party, by a court of competent jurisdiction, it shall not affect, impair or invalidate any other terms or provisions or the remaining portion thereof or enforceability with respect to any other party.

     D. Perpetuities. If the Commencement Date is delayed in accordance with Article 2 for more than nine (9) months, Landlord may declare this Lease terminated by notice to Tenant, and if the Commencement Date is so delayed for more than three years, this Lease shall thereupon be deemed terminated without further action by either party.

     E. Short Form Lease. Neither this Lease nor any memorandum of lease or short form lease shall be recorded by Tenant, but Landlord or any Lender may elect to record a short form of this Lease, in which case Tenant shall promptly execute, acknowledge and deliver the same on a form prepared by Landlord or such Lender.

     F. Light, Air and Other Interests. This Lease does not grant any legal rights to “light and air” outside the Premises nor any particular view visible from the Premises, nor any easements, licenses or other interests unless expressly contained in this Lease.

     G. Authority. If Tenant is any form of corporation, partnership, limited liability company or partnership, association or other organization, Tenant and all Persons signing for Tenant below hereby represent that this Lease has been fully authorized and no further approvals are required, and Tenant is duly organized, in good standing and legally qualified to do business in the Premises (and has any required certificates, licenses, permits and other such items).

     H. Partnership Tenant. If Tenant is a partnership, all current and new general partners shall be jointly and severally liable for all obligations of Tenant hereunder and as this Lease may hereafter be modified, whether such obligations accrue before or after admission of future partners or after any partners die or leave the partnership. Tenant shall cause each new partner to sign and deliver to Landlord written confirmation of such liability, in form and content satisfactory to Landlord, but failure to do so shall not avoid such liability.

     I. Successors and Assigns; Transfer of Property and Security Deposit. Each of the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties’ respective heirs, executors, administrators, guardians, custodians, successors and assigns, subject to Article 13 respecting Transfers and Article 18 respecting rights of Lenders. Subject to Article 18, if Landlord shall convey or transfer the Property or any portion thereof in which the Premises are contained to another party, such party shall thereupon be and become landlord hereunder, shall be deemed to have fully assumed all of Landlord’s obligations under this Lease accruing during such party’s ownership, including the return of any Security Deposit, and Landlord shall be free of all such obligations accruing from and after the date of conveyance or transfer.

     J. Limitation of Landlord’s Liability. Tenant agrees to look solely to Landlord’s interest in the Property for the enforcement of any judgment, award, order or other remedy under or in connection with this Lease or any related agreement, instrument or document or for any other matter whatsoever relating thereto or to the Property or Premises. Under no circumstances shall any present or future, direct or indirect, principals or investors, general or limited partners, officers, directors, shareholders, trustees, beneficiaries, participants, advisors, managers, employees, agents or affiliates of Landlord, or of any of the other foregoing parties, or any of their heirs, successors or assigns have any liability for any of the foregoing matters. In no event shall Landlord be liable to Tenant for any consequential damages.

     K. Confidentiality. Tenant shall keep the content and all copies of this Lease, related documents or amendments now or hereafter entered, and all proposals, materials, information and matters relating thereto, including the results of any review of Landlord’s records under Article 3, strictly confidential, and shall not disclose, disseminate or distribute any of the same, or permit the same to occur, except on an “as needed” basis to the extent reasonably required for proper business purposes by Tenant’s employees, attorneys, insurers, auditors, lenders, brokers and Transferees (and Tenant shall obligate any such parties to whom disclosure is permitted to honor the confidentiality provisions hereof), and except as may be required by Law or court proceedings.

ARTICLE 33: ENTIRE AGREEMENT

     This Lease, together with the Exhibits and other documents listed in Article 1 (WHICH ARE HEREBY COLLECTIVELY INCORPORATED HEREIN AND MADE A PART HEREOF AS THOUGH FULLY SET FORTH), contains all the terms and provisions between Landlord and Tenant relating to the matters set forth herein and no prior or contemporaneous agreement or understanding pertaining to the same shall be of any force or effect, except for any such contemporaneous agreement specifically referring to and modifying this Lease and signed by both parties. Without limitation as to the generality of the foregoing, Tenant hereby acknowledges and agrees that Landlord’s leasing agents and field personnel are only authorized to show the Premises and negotiate terms and conditions for leases subject to Landlord’s final approval, and are not authorized to make any agreements, representations, understandings or obligations binding upon Landlord respecting the condition of the Premises or Property, suitability of the same for Tenant’s business, the current or future amount of Taxes or Expenses or any component thereof, the amount of rent or other terms applicable under other leases at the Property, whether Landlord is furnishing the same utilities or services to other tenants at all, on the same level or on the same basis, or any other matter, and no such agreements, representations, understandings or obligations not expressly contained herein or in such contemporaneous agreement shall be of any force or effect. TENANT HAS RELIED ON TENANT’S INSPECTIONS AND DUE DILIGENCE IN ENTERING THIS LEASE, AND NOT ON ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE HABITABILITY, CONDITION OR SUITABILITY

OF THE PREMISES OR PROPERTY FOR ANY PARTICULAR PURPOSE OR ANY OTHER MATTER NOT EXPRESSLY CONTAINED HEREIN. This Lease, including the Exhibits referred to above, may not be modified, except in writing signed by both parties.

     IN WITNESS WHEREOF, the parties have executed this Lease as of the date first set forth above.

LANDLORD:	CMD REALTY INVESTMENT FUND IV, L.P. [SEAL] an Illinois limited partnership
	By:	CMD/Fund IV GP Investments, L.P., an Illinois limited partnership, its general partner
		By:	CMD REIM IV, Inc., an Illinois corporation, its general partner

			By:	/s/ Allen D. Aldridge

			Name:	Allen D. Aldridge
			Its:	Vice President

TENANT:	IntercontinentalExchange, LLC [SEAL] a Delaware limited liability company

	By:			/s/ Charles A. Vice

	Name:	Charles A. Vice
	Its:			Vice President

CERTIFICATE

     I, Jeffrey C. Sprecher , as CEO of the aforesaid Tenant, hereby certify that the individual(s) executing the foregoing Lease on behalf of Tenant was/were duly authorized to act in his/their capacities as set forth above, and his/their action(s) are the action of Tenant.

(Corporate Seal)	/s/ Jeffrey C. Sprecher

EXHIBIT A: PREMISES

(FLOOR PLATE SHOWING PREMISES CROSS-HATCHED)

[Graphics]

2100 RIVEREDGE
2100 RiverEdge Parkway
Key Plan — Fourth Floor
March 15, 2000

EXHIBIT B: RULES

     (1) Access to Property. Before or after Building Hours, or such other hours as Landlord shall determine from time to time, access to and within the Property and/or to the passageways, lobbies, entrances, exits, loading areas, corridors, elevators or stairways and other areas in the Property may be restricted and access gained by use of a key to the outside doors of the Property, or pursuant to such security procedures Landlord may from time to time impose. Landlord shall in all cases retain the right to control and prevent access to such areas by Persons engaged in activities which are illegal or violate these Rules, or whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Property and its tenants (and Landlord shall have no liability in damages for such actions taken in good faith). No Tenant and no employee or invitee of Tenant shall enter areas reserved for the exclusive use of Landlord, its employees or invitees or other Persons. Tenant shall keep doors to corridors and lobbies closed except when persons are entering or leaving.

     (2) Signs. Landlord shall prescribe the suite number for the Premises and cause building standard suite identification signage to be placed on or adjacent to the main entrance door of the Premises, and shall provide directory strips for any Property directory consistent with Landlord’s standard practices at the Property. Landlord shall bear the expense of initial building standard signage and directory strips, and Tenant shall pay Landlord’s standard charges for changes requested by Tenant and approved by Landlord thereafter promptly after billing thereof. Tenant shall not paint, display, inscribe, maintain or affix any sign, placard, picture, advertisement, name, notice, lettering or direction on any part of the outside or inside of the Property, or on any part of the inside of the Premises which can be seen from the outside of the Premises, without the prior consent of Landlord, and then only such name or names or matter and in such color, size, style, character and material, and with professional designers, fabricators and installers as may be first approved or designated by Landlord in writing. Landlord reserves the right, without notice to Tenant, to remove at Tenant’s expense all matter not so installed or approved.

     (3) Window and Door Treatments. Tenant shall not place anything or allow anything to be placed in the Premises near the glass of any door, partition, wall or window which may be unsightly from outside the Premises, and Tenant shall not place or permit to be placed any article of any kind on any window ledge or on the exterior walls. Blinds, shades, awnings or other forms of inside or outside window devices shall not be placed in or about the outside windows or doors in the Premises except to the extent, if any, that the design, character, shape, color, material and make thereof is first approved or designated by Landlord. Tenant shall not install or remove any solar tint film from the windows.

     (4) Balconies and Patios. If the Premises has access to a patio or balcony, Tenant shall have a license to enter such area, subject to the following provisions: (i) Tenant’s access to such area shall be limited to the area immediately adjoining the

Premises (and bounded by an extension of the demising lines of the Premises), and Landlord reserves the right to install materials separating Tenant’s area from the area adjoining other tenants’ premises, (ii) Tenant shall use such area only in a manner that is quiet and compatible with the nature of the Building as an office building, which only involves the use of benches or outdoor furniture approved by Landlord in writing, and which will not bother, disturb or annoy any other occupants of the Property, and (iii) Tenant’s use thereof shall be subject to the other provisions of this Lease, including the other Rules.

     (5) Lighting and General Appearance of Premises. Landlord reserves the right to designate and/or approve in writing all internal lighting that may be visible from the public, common or exterior areas. The design, arrangement, style, color, character, quality and general appearance of the portion of the Premises visible from public, common and exterior areas, and contents of such portion of the Premises, including furniture, fixtures, signs, art work, wall coverings, carpet and decorations, and all changes, additions and replacements thereto shall at all times have a neat, professional, attractive, first class office appearance.

     (6) Property Tradename, Likeness, Trademarks. Tenant shall not in any manner use the name of the Property for any purpose other than as Tenant’s business address, or use any tradenames or trademarks of Landlord, any other tenant, or their affiliates, or any picture or likeness of the Property, for any purpose, in any letterheads, circulars, notices, advertisements or other material whatsoever.

     (7) Deliveries and Removals. Furniture, freight and other large or heavy articles, and all other deliveries may be brought into the Property only at times and in the manner designated by Landlord, and always at the Tenant’s sole responsibility and risk. Landlord may inspect items brought into the Property or Premises with respect to weight or dangerous nature or compliance with this Lease or Laws. Landlord may (but shall have no obligation to) require that all furniture, equipment, cartons and other articles removed from the Premises or the Property be listed and a removal permit therefor first be obtained from Landlord. Tenant shall not take or permit to be taken in or out of other entrances or elevators of the Property any item normally taken, or which Landlord otherwise reasonably requires to be taken, in or out through service doors or on freight elevators. Landlord may impose reasonable charges and requirements for the use of freight elevators and loading areas, and reserves the right to alter schedules without notice. Any hand-carts used at the Property shall have rubber wheels and sideguards, and no other material-handling equipment may be used without Landlord’s prior written approval.

     (8) Outside Vendors. Tenant shall not obtain for use upon the Premises janitor or other services, except from Persons designated or approved by Landlord. Any Person engaged by Tenant to provide any other services shall be subject to scheduling and direction by the manager or security personnel of the Property. Vendors must use freight elevators and service entrances.

2

     (9) Overloading Floors; Vaults. Tenant shall not overload any floor or part thereof in the Premises or Property, including any public corridors or elevators therein, by bringing in or removing any large or heavy articles, and Landlord may prohibit, or direct and control the location and size of, safes and all other heavy articles and require at Tenant’s expense supplementary supports of such material and dimensions as Landlord may deem necessary to properly distribute the weight.

     (10) Locks and Keys. Tenant shall use such standard key system designated by Landlord on all keyed doors to and within the Premises, excluding any permitted vaults or safes (but Landlord’s designation shall not be deemed a representation of adequacy to prevent unlawful entry or criminal acts, and Tenant shall maintain such additional insurance as Tenant deems advisable for such events). Tenant shall not attach or permit to be attached additional locks or similar devices to any door or window, change existing locks or the mechanism thereof, or make or permit to be made any keys for any door other than those provided by Landlord. If more than two keys for one lock are desired, Landlord will provide them upon payment of Landlord’s charges. In the event of loss of any keys furnished by Landlord, Tenant shall pay Landlord’s reasonable charges therefor. The term “key” shall include mechanical, electronic or other keys, cards and passes.

     (11) Safety And Security Devices, Services And Programs. Safety and security devices, services and programs provided by Landlord, if any, while intended to deter crime and ensure safety, may not in given instances prevent theft or other criminal acts, or ensure safety of persons or property. The risk that any safety or security device, service or program may not be effective, or may malfunction, or be circumvented by a criminal, is assumed by Tenant with respect to Tenant’s property and interests, and Tenant shall obtain insurance coverage to the extent Tenant desires protection against such criminal acts and other losses, as further described in Article 10. Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord or required by Law.

     (12) Utility Closets and Connections. Landlord reserves the right to control access to and use of, and monitor and supervise any work in or affecting, the “wire” or telephone, electrical, plumbing or other utility closets, the Systems and Equipment, and any changes, connections, new installations, and wiring work relating thereto (or Landlord may engage or designate an independent contractor to provide such services). Tenant shall obtain Landlord’s prior written reasonable consent for any such access, use and work in each instance, and shall comply with such requirements as Landlord may reasonably impose, and the other provisions of Article 6 respecting electric installations and connections, Article 28 respecting telephone Lines and connections, and Article 9 respecting Work in general. Tenant shall have no right to use any broom closets, storage closets, janitorial closets, or other such closets, rooms and areas whatsoever. Tenant shall not install in or for the Premises any equipment which requires more electric current than Landlord is required to provide under this Lease, without Landlord’s prior written approval, and Tenant shall ascertain from Landlord the maximum amount of load or

3

demand for or use of electrical current which can safely be permitted in and for the Premises, taking into account the capacity of electric wiring in the Property and the Premises and the needs of tenants of the Property, and shall not in any event connect a greater load than such safe capacity.

     (13) Plumbing Equipment. The toilet rooms, urinals, wash bowls, drains, sewers and other plumbing fixtures, equipment and lines shall not be misused or used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein.

     (14) Trash. All garbage, refuse, trash and other waste shall be kept in the kind of container, placed in the areas, and prepared for collection in the manner and at the times and places reasonably specified by Landlord, subject to Article 29 respecting Hazardous Materials. Landlord reserves the right to require that Tenant participate in any recycling program designated by Landlord.

     (15) Alcohol, Drugs, Food and Smoking. Landlord reserves the right to exclude or expel from the Property any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules. Tenant shall not at any time manufacture, sell, use or give away, any spirituous, fermented, intoxicating or alcoholic liquors on the Premises, nor permit any of the same to occur. Tenant shall not at any time cook, sell, purchase or give away, food in any form by or to any of Tenant’s agents or employees or any other parties on the Premises, nor permit any of the same to occur (other than in microwave ovens and coffee makers properly maintained in good and safe working order and repair in lunch rooms or kitchens for employees as may be permitted or installed by Landlord, and which do not violate any Laws or bother or annoy any other tenant). Tenant and its employees shall not smoke tobacco on any part of the Property (including exterior areas) except those areas, if any, that are designated or approved as smoking areas by Landlord.

     (16) Use of Common Areas; No Soliciting. Tenant shall not use the common areas, including areas adjacent to the Premises, for any purpose other than ingress and egress, and any such use thereof shall be subject to the other provisions of this Lease, including these Rules. Without limiting the generality of the foregoing, Tenant shall not allow anything to remain in any passageway, sidewalk, court, corridor, stairway, entrance, exit, elevator, parking or shipping area, or other area outside the Premises. Tenant shall not use the common areas to canvass, solicit business or information from, or distribute any article or material to, other tenants or invitees of the Property. Tenant shall not make any room-to-room canvass to solicit business or information or to distribute any article or material to or from other tenants of the Property and shall not exhibit, sell or offer to sell, use, rent or exchange any products or services in or from the Premise unless ordinarily embraced within the Tenant’s use of the Premises expressly permitted in the Lease.

4

     (17) Energy and Utility Conservation. Tenant shall not waste electricity, water, heat or air conditioning or other utilities or services, and agrees to cooperate fully with Landlord to assure the most effective and energy efficient operation of the Property and shall not allow the adjustment (except by Landlord’s authorized Property personnel) of any controls. Tenant shall not obstruct, alter or impair the efficient operation of the Systems and Equipment, and shall not place any item so as to interfere with air flow. Tenant shall keep corridor doors closed and shall not open any windows, except that if the air circulation shall not be in operation, windows which are openable may be opened with Landlord’s consent (not to be unreasonably withheld). If reasonably requested by Landlord (and as a condition to claiming any deficiency in the air-conditioning or ventilation services provided by Landlord), Tenant shall close any blinds or drapes in the Premises to prevent or minimize direct sunlight.

     (18) Landlord Access to Systems and Equipment. Tenant shall not place partitions, furniture or other obstructions in the Premises which may prevent or impair Landlord’s access to the Systems and Equipment for the Property or the systems and equipment for the Premises.

     (19) Unattended Premises. Before leaving the Premises unattended, Tenant shall close and securely lock all doors or other means of entry to the Premises and shut off all lights and water faucets in the Premises (except heat to the extent necessary to prevent the freezing or bursting of pipes).

     (20) Going-Out-Of-Business Sales and Auctions. Tenant shall not use, or permit any other party to use, the Premises for any distress, fire, bankruptcy, close-out, “lost our lease” or going-out-of-business sale or auction. Tenant shall not display any signs advertising the foregoing anywhere in or about the Premises. This prohibition shall also apply to Tenant’s creditors.

     (21) Labor Harmony. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment, or labor and employment practices that, in Landlord’s good faith judgment, may cause strikes, picketing or boycotts or disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Property.

     (22) Prohibited Activities. Tenant shall not: (i) use strobe or flashing lights in or on the Premises, (ii) install or operate any internal combustion engine, boiler, machinery, refrigerating, heating or air conditioning equipment in or about the Premises, (iii) use the Premises for housing, lodging or sleeping purposes or for the washing of clothes, (iv) place any radio or television antennae other than inside of the Premises, (v) operate or permit to be operated any musical or sound producing instrument or device which may be heard outside the Premises, (vi) use any source of power other than electricity, (vii) operate any electrical or other device from which may emanate electrical, electromagnetic, x-ray, magnetic resonance, energy, microwave, radiation or other waves or fields which may interfere with or impair radio, television, microwave, or other

5

broadcasting or reception from or in the Property or elsewhere, or impair or interfere with computers, faxes or telecommunication lines or equipment at the Property or elsewhere, or create a health hazard, (viii) bring or permit any bicycle or other vehicle, or dog (except in the company of a blind person or except where specifically permitted) or other animal or bird in the Property, (ix) make or permit objectionable noise, vibration or odor to emanate from the Premises, (x) do anything in or about the Premises or Property that is illegal, immoral, obscene, pornographic, or anything that may in Landlord’s good faith opinion create or maintain a nuisance, cause physical damage to the Premises or Property, interfere with the normal operation of the Systems and Equipment, impair the appearance, character or reputation of the Premises or Property, create waste to the Premises or Property, cause demonstrations, protests, loitering, bomb threats or other events that may require evacuation of the Building, (xi) advertise or engage in any activities which violate the spirit or letter of any code of ethics or licensing requirements of any professional or business organization, (xii) throw or permit to be thrown or dropped any article from any window or other opening in the Property, (xiii) use the Premises for any purpose, or permit upon the Premises or Property anything, that may be dangerous to persons or property (including firearms or other weapons (whether or not licensed or used by security guards) or any explosive or combustible articles or materials), (xiv) place vending or game machines in the Premises, except vending machines for employees, (xv) adversely affect the indoor air quality of the Premises or Property, or (xvi) do or permit anything to be done upon the Premises or Property in any way tending to disturb, bother, annoy or interfere with Landlord or any other tenant at the Property or the tenants of neighboring property, or otherwise disrupt orderly, quiet use and occupancy of the Property.

     (23) Transportation Management. Tenant shall comply with all present or future programs intended to manage parking, transportation or traffic in and around the Property, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. Such programs may include, without limitation: (i) restrictions on the number of peak-hour vehicle trips generated by Tenant; (ii) increased vehicle occupancy; (iii) implementation of an in-house ridesharing program and an employee transportation coordinator; (iv) working with employees and any Property or area-wide ridesharing program manager; (v) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare; and (vi) utilizing flexible work shifts for employees.

     (24) Parking. If the Property now or hereafter contains, or Landlord has obtained the right to use for the Property, a parking garage, structure, facility or area (“Parking Facility”), the following Rules shall apply therein:

     (i) Cars must be parked entirely within the stall lines, and only small or other qualifying cars may be parked in areas reserved for such cars; all directional signs, arrows and speed limits must be observed; spaces reserved for disabled persons must be

6

used only by vehicles properly designated; washing, waxing, cleaning or servicing of any vehicle is prohibited; every parker is required to park and lock his own car, except to the extent that Landlord adopts a valet parking system; in areas requiring an attendant or security personnel, hours shall be reasonably established by Landlord or its parking operator from time to time; parking is prohibited in areas: (a) not striped or designated for parking, (b) aisles, (c) where “no parking” signs are posted, (d) on ramps, and (e) loading areas and other specially designated areas. Delivery trucks and vehicles shall use only those areas designated therefor.

     (ii) Parking stickers, key cards or any other devices or forms of identification or entry shall remain the property of Landlord. Such devices must be displayed as requested and may not be mutilated in any manner. Devices are not transferable and any device in the possession of an unauthorized holder will be void. Loss or theft of such devices must be reported to Landlord or any garage manager immediately. Any parking devices reported lost or stolen which are found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution. Lost or stolen devices found by Tenant or its employees must be reported to Landlord or the office of the garage immediately.

     (iii) Except as may be expressly provided to the contrary in any other Exhibit to this Lease: (a) parking for Tenant and its employees and visitors shall be in areas designated by Landlord from time to time, on a “first come, first served,” unassigned, unreserved basis, in common with Landlord and other tenants at the Property, and their employees and visitors, and other Persons to whom Landlord shall grant the right or who shall otherwise have the right to use the same, and (b) in no event shall Tenant and Tenant’s employees and visitors use more spaces than the number derived by applying Tenant’s Share (as defined in the Lease) to the total number of unassigned spaces in the area or areas designated by Landlord from time to time to serve the Premises. In addition, Landlord reserves the right to: (x) adopt additional requirements or procedures pertaining to parking, including systems with charges favoring carpooling, and validation systems, (y) assign specific spaces, and reserve spaces for small and other size cars, disabled persons, and other tenants, customers of tenants or other parties, and (z) restrict or prohibit full size vans and other large vehicles.

     (iv) Except for any general unassigned, uncovered surface lot spaces for which charges would be inconsistent with market practices for comparable properties, or as may be provided in any other Exhibit to this Lease, Landlord reserves the right to impose such daily or monthly parking charges as Landlord may establish from time to time. Any such monthly fees shall be paid in advance prior to the first of each month. Failure to do so will automatically cancel such parking privileges, and incur a charge at the posted daily parking rate. No deductions from the monthly rate will be made for days on which the Parking Facility is not used by Tenant or its designees. In case of any violation of these rules, Landlord may also refuse to permit the violator to park, and may remove the vehicle owned or driven by the violator from the Property without liability whatsoever, at such violator’s risk and expense. Landlord reserves the right to close all or a portion of

7

the Parking Facility in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the same, or if required by casualty, strike, condemnation, act of God, Law or governmental requirement or guideline, termination or modification of any lease or other agreement by which Landlord obtained parking rights, or any other reason beyond Landlord’s reasonable control. In the event access is denied for any reason, any monthly parking charges shall be abated to the extent access is denied, as Tenant’s sole recourse.

     (25) Responsibility for Compliance. Tenant shall be responsible for ensuring compliance with these Rules, as they may be amended, by Tenant’s employees and as applicable, by Tenant’s agents, invitees, contractors, subcontractors, and suppliers. Tenant shall cooperate with any reasonable program or requests by Landlord to monitor and enforce the Rules, including providing vehicle numbers and taking appropriate action against such of the foregoing parties who violate these provisions.

8

CMD Georgia (8/98)

EXHIBIT C

GEORGIA PROVISIONS

     1. Tenant hereby irrevocably and unconditionally waives all defenses contained in Articles 3 and 4, Chapter 7, Title 44 of the Official Code of Georgia.

     2. The application of any Security Deposit to Tenant’s past due obligations by Landlord shall be a recoupment by Landlord.

     3. This Lease grants Tenant only a usufruct and no estate in land. Tenant’s usufruct shall not be subject to levy and sale, and is not assignable except in compliance with Article 13.

EXHIBIT D

Intentionally omitted

CMD 109C (9/98)

EXHIBIT E

SUPPLEMENTAL HVAC

     (i) The parties acknowledge and agree that one or more separate or supplemental air conditioning units, heat pumps or other such equipment (the “Equipment”) has been or shall be installed to provide air-conditioning and/or ventilation for a computer room, conference room or other portions or all of the Premises pursuant to the Lease (which describes in further detail the obligations, if any, of Landlord to acquire and/or install or pay for the Equipment).

     (ii) Tenant shall pay for all utilities consumed by or for the Equipment during the Term, as the same may be extended, at such rates as Landlord may establish from time to time, which shall not be in excess of any applicable rates chargeable by Law, or in excess of the consumer rate, small user rate, or other such rate that would apply to Tenant’s consumption if charged by the utility or municipality designated by Landlord to serve the Property. If the Equipment is now or hereafter separately-metered, Tenant shall pay for amounts of utilities based on such meters, and any meter-reading charges incurred by Landlord, or which Landlord may reasonably establish from time to time. If the Equipment is not separately metered, Tenant shall pay for amounts of utilities based on the reasonable estimates of Landlord’s engineer, or at Landlord’s election, shall pay Landlord’s cost for installing separate meters, and shall thereafter pay based on such meters. Landlord may at any time, and from time to time, require that Tenant make arrangements to purchase and pay for all utilities consumed by or for the Equipment directly with the applicable utility or municipality and that Tenant install any necessary meters in connection therewith. The installation of any meters or other electrical facilities and equipment shall be subject to Landlord’s prior written approval, and Tenant shall repair any damage and indemnify Landlord from any claims, losses, liabilities or judgments in connection therewith.

     (iii) Tenant shall properly repair, maintain and replace the Equipment, and shall have a contract for regular inspection and servicing by a qualified contractor reasonably designated or approved by Landlord in writing; provided, Landlord shall have the option to arrange for such work as an additional service for Tenant (following reasonable notice by Tenant of the need for such work, or otherwise at reasonable times determined by Landlord); in which case, Tenant shall reimburse Landlord’s reasonable costs and charges in connection therewith as further described below (and Landlord may require that Tenant deposit the estimated amount with Landlord in advance, subject to retroactive adjustment after the actual costs are determined). Landlord shall have the option from time to time to discontinue such services, and to require that Tenant arrange for such services through a contractor as described above.

     (iv) All charges under this Exhibit shall be payable as additional Rent, with the installment of Base Rent with which the same are billed, or if billed separately, shall be due and payable within fifteen (15) days after such billing. Landlord may reasonably estimate Tenant’s charges in advance, on a monthly or other reasonable basis; in such case, Tenant shall pay the estimated amount with the installment of Base Rent with which the same is billed, or if billed separately, within fifteen (15) days after such billing, and Tenant shall continue paying Landlord such estimated amount, until Landlord shall reasonably adjust such estimate. In such event, periodically, but not less often than once each twelve months, Landlord shall compare the amounts Tenant has paid on an estimated basis with the actual charges incurred hereunder, and shall bill Tenant for any additional amount due (which Tenant shall pay within fifteen (15) days thereafter) or shall refund or credit Tenant for any overpayment.

2

128C (8/98)
Use of Generator Space

EXHIBIT F

     1. Generator Space. Landlord hereby grants Tenant the non-exclusive license to continue to use that portion of the exterior of the Property which is currently being used by Tenant (“Generator Space”) only for the purpose of the operation of its emergency generator (the “Generator”), and for no other purpose, subject to the following provisions. The Term of such license shall commence on the Commencement Date under the Lease, and shall continue until the earlier to occur of the expiration or earlier termination of the Lease or, at Landlord’s option, Tenant’s abandonment of the Premises or Generator Space or Generator hereunder.

     2. Generator Space Rent and Utilities. Tenant shall pay Landlord, as additional Rent under the Lease, the amount of $250.00 (“Generator Space Rent”), on or before the first day of each calendar month of the Term, without prior demand, deduction, set-off or counterclaim, as rental for the Generator Space hereunder. In addition, Tenant shall either pay the utility company directly or else reimburse Landlord for all utilities consumed by the Generator, as reasonably estimated by Landlord’s engineer, within 30 days after Landlord bills the same from time to time.

     3. Access. Landlord shall permit Tenant reasonable access to the Generator Space for the purposes permitted hereunder, during normal business hours at the Property upon reasonable advance notice and scheduling through Landlord’s management and security personnel. Access after normal business hours may be granted by Landlord in its reasonable discretion, and for such reasonable charges as Landlord shall impose. Landlord reserves the right to enter the Generator Space, without notice, at any time for the purpose of inspecting the same, or making repairs, additions or alterations to the Property, or to exhibit the Generator Space to prospective tenants, purchasers or others, or for any other reason not inconsistent with Tenant’s rights hereunder. In connection with exercising such rights, with reasonable advance notice to Tenant, Landlord may temporarily disconnect the Generator and/or move the Generator.

     4. Installation. Tenant shall not install the Generator, or thereafter make any alterations, additions or improvements to the Generator Space or the Generator without Landlord’s prior written consent, which shall not be unreasonably withheld. Landlord shall approve or reject the proposed installation of the Generator within a reasonable time after Tenant submits (1) plans and specifications for the installation of the Generator, (2) copies of all required governmental and quasi-governmental permits, licenses, and authorizations which Tenant will obtain at its own expense, and (3) a certificate of insurance evidencing the coverage required herein. Landlord may withhold approval if the installation or operation of the Generator may damage the structural integrity of the Property, interfere with any service provided by Landlord or any occupant, reduce the amount of leasable space in the Property, detract from the appearance of the Property, or for any other reasonable ground. Landlord may require that any installation or other work be done in accordance with any Property rules, standards or other requirements for installation of equipment and/or under the supervision of Landlord’s employees or agents, and in a manner so as to avoid damage to the Property. All installation work shall be performed in a good and workmanlike manner, in accordance with all governmental requirements and in accordance with all provisions of the Lease respecting Work to the Premises.

     5. Condition; Permits. Tenant agrees to accept the same hereunder in “as is” condition. Landlord does not represent or warrant that use of the Generator Space hereunder will comply with any applicable federal, state, county or local Laws or ordinances or the regulations of any of their agencies, nor any covenants, conditions or restrictions that may apply to the Property, nor that the Generator Space will be suitable for Tenant’s purposes. Tenant agrees that Tenant shall at all times comply with any applicable federal, state, county or local laws or ordinances, pertaining to Tenant’s use of the Generator Space or the Generator, and all applicable covenants, conditions and restrictions. Tenant’s failure or inability to obtain any necessary permits, approvals, variances or waivers respecting the Generator shall not excuse Tenant from any obligations under this Lease; any variances or waivers shall be subject to Landlord’s prior written approval to determine whether such variances or waivers may limit any rights to place or maintain other Generator at the Property or otherwise adversely affect Landlord or the Property.

     6. Roof or Other Property Damage. Tenant shall take all appropriate actions to prevent any roof or building leaks or other damage or injury to the Generator Space or the Property or contents thereof (collectively, “Property Damage”) caused by Tenant’s use of the Generator Space or its installation, use, maintenance or removal of the Generator, and shall promptly notify Landlord of any such Property Damage. In the event of any such Property Damage, Landlord may: (i) require that Tenant pay Landlord’s reasonable costs for repairing such Property Damage within fifteen (15) days after Landlord submits an invoice and reasonable supporting documentation therefor, or (ii) require that Tenant perform the necessary repairs in a good and workmanlike manner using a contractor designated or approved by Landlord at Tenant’s expense within fifteen (15) days after Landlord’s notice.

     7. Removal. Upon termination of the Lease or this Exhibit, by expiration or otherwise, Tenant shall disconnect and remove the Generator. If Tenant does not immediately remove the Generator when so required, Tenant hereby authorizes Landlord to remove and dispose of the Generator and Tenant shall promptly pay Landlord’s reasonable charges for doing so. Landlord shall not be liable for any property so disposed or removed by Landlord.

     8. Prohibited Uses. Tenant shall not use the Generator Space or the Generator so as to interfere in any way with the ability of Landlord or its tenants and occupants of the Property and neighboring properties to receive radio, television,

2

telephone, microwave, short-wave, long-wave or other signals of any sort that are transmitted through the air or atmosphere, nor so as to interfere with the use of electric, electronic or other facilities, appliances, personal property and fixtures, nor so as to interfere in any way with the use of any antennas, satellite dishes or other electronic or electric equipment or facilities currently or hereafter located near the Generator Space or on the roof or any floor or area of the Property or other property. Tenant may run the Generator only (a) in the event that there is a power failure in the Property, and (b) to test the Generator system, provided that such testing shall occur on weekdays before 7:00 a.m. or after 7:00 p.m., or on Saturday after 3:00 p.m.

     9. Miscellaneous. Except to the extent expressly inconsistent herewith, all rights and obligations of the parties respecting the Premises under the Lease shall apply to the Generator Space, including, without limitation, obligations respecting compliance with laws, hazardous materials, repairs, casualty damage, indemnities and insurance (including waivers of insurers’ subrogation rights). Tenant’s rights under this Exhibit shall not be assignable, nor may Tenant sub-license its rights under this Exhibit. Tenant may not let any other party tie into or use the Generator. The rights granted herein are personal to the Tenant named in this Lease.

3

CMD 133 (10/98)

EXHIBIT G

LETTER OF CREDIT REQUIREMENTS

     1. Tenant shall deposit with Landlord, upon Tenant’s execution and submission of this Lease, as security for the full and prompt performance by Tenant of the terms and covenants of this Lease, and in addition to any cash Security Deposit under required the Lease, a clean, unconditional, stand-by, irrevocable Letter of Credit in favor of Landlord in the amount of $75,000.00 substantially in the form attached hereto as Exhibit G-1, issued by any federally insured national banking association located in the metropolitan area in which the Property is located with a net worth in excess of $250,000,000 and reasonably acceptable to Landlord.

     2. The Letter of Credit shall: (a) have an expiration date no earlier than June 30, 2002 (the “Expiration Date”), or (b) shall have an original expiration date at least one year after issued, and shall be renewed annually and automatically through said Expiration Date, in which event, if required in order to effectuate such extension, Tenant shall submit to Landlord original amendments extending the expiration date (or replacement letters of credit with extended expiration dates), on an annual basis no later than the date that is thirty (30) days prior to the expiration date of the Letter of Credit then in effect. Failure to so extend the expiration date of the Letter of Credit through said Expiration Date in the foregoing manner shall constitute a Default under this Lease entitling Landlord, in addition to all other remedies, to draw down the Letter of Credit without notice to Tenant and to hold or apply the proceeds thereof as a cash security deposit (“Cash Security Deposit”), as security for the full and prompt performance by Tenant of the terms and covenants of this Lease and apply the same as provided herein with respect to the Letter of Credit.

     3. If Tenant commits a Default under this Lease, or owes any amounts to Landlord upon the expiration or earlier termination of this Lease, Landlord may, but shall not be obligated to, draw upon the Letter of Credit and use or apply the whole or any part of the proceeds of the Letter of Credit so drawn for the payment of Tenant’s obligations hereunder. If Landlord draws upon the Letter of Credit and any portion of the proceeds thereof is not required for such purposes, Landlord shall hold such unused proceeds as a Cash Security Deposit. The use or application of the proceeds of the Letter of Credit or any portion thereof shall not prevent Landlord from exercising any other right or remedy provided hereunder or under any Law and shall not be construed as liquidated damages. Tenant shall, within ten (10) days after notice from Landlord, deposit with Landlord in certified funds an amount equal to any portion of the Letter of Credit or Cash Security Deposit which may be applied by Landlord to the cure of any violation by Tenant as described hereunder.

     4. To the extent that Landlord has not applied the Letter of Credit or Cash Security Deposit as described herein, the same shall be returned (without interest) to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest in this Lease) within sixty (60) days after Tenant (or such assignee) has vacated the Premises in accordance with Article 23. If the Premises shall be expanded at any time, or if the Term shall be extended at an increased rate of Rent, the amount of the Letter of Credit shall thereupon be proportionately increased. Tenant shall not assign, pledge or otherwise transfer any interest in the Letter of Credit except as part of an assignment of this Lease approved by Landlord under Article 13, and any attempt to do so shall be null and void.

2

EXHIBIT -1
FORM OF LETTER OF CREDIT FOR SECURITY DEPOSIT

(Letterhead and Address of Bank)

                    , 19_

Re:	Clean Irrevocable Standby Letter of Credit No.

Gentlemen:

     We hereby establish our Clean Irrevocable Standby Letter of Credit No.                                          in your favor for the account of                                                                         (“Tenant”) in the aggregate amount of                                                                          ($                    ).

     You may draw upon such Letter of Credit at sight at the above address or any of our other offices on or before                                         ,                     , or such annual anniversary thereof to which such date may be extended as provided herein. This Letter of Credit shall be automatically extended without amendment for                                          one year periods, unless at least thirty (30) days prior to the present or any future expiration date, we shall notify you by certified mail that we elect not to renew this Letter of Credit (such notice to be deemed given when received by you). Upon receipt of such notice, you may draw upon this Letter of Credit as provided herein.

     You may draw upon this Letter of Credit upon the presentation of your draft, executed by an officer of your company or its general partner, accompanied by his/her written statement that you are entitled to draw down the same. We will honor the same without requiring anything further of any party or person and regardless of any contrary claims, demands or instruction. You may make partial drawings not to exceed in the aggregate the foregoing amount.

     This Letter of Credit is binding upon, and shall inure to the benefit of, the parties and their successors and assigns (without limitation as to the number of times this Letter of Credit may be transferred). This Letter of Credit sets forth our entire undertaking, and shall not be modified, amended or expanded by reference to any other document, instrument or agreement. Except to the extent expressly inconsistent therewith, this Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revisions), International Chamber of Commerce Publication 500, and the Uniform Commercial Code as adopted in the State in which this Bank is located, as the same may be revised from time to time. In the event of conflict between the Uniform Customs and Practice and the Uniform Commercial Code, the latter shall govern and control.

(Name of Bank)

By:

Vice President

2

CMD 179 (8/98)

LEASE AMENDMENT ONE

(Extension and Relocation)

     THIS LEASE AMENDMENT ONE (“Amendment”) is made and entered into as of the 30th day of April, 2001, by and between CMD Realty Investment Fund IV, L.P., an Illinois limited partnership (“Landlord”) and IntercontinentalExchange, LLC, a Delaware limited liability company (“Tenant”).

     A. Landlord and Tenant are the current parties to that certain lease (“Original Lease”) dated June 8, 2000, for premises (the “Former Premises”) currently described as Suite 400 in the building (the “Building”) known as 2100 RiverEdge, located at 2100 RiverEdge Parkway, Atlanta, Georgia 30328 (the “Property,” as may be further described below), which lease, as amended herein, is referred to herein as the “Lease”.

     B. The parties desire to extend the term of the Lease and relocate Tenant to other space in the Property on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the parties do hereby agree as follows:

     1. Extension of Term. The term of the Lease is hereby modified to extend for a period (the “Extended Term”) expiring on June 30, 2008 (the “New Expiration Date”), unless sooner terminated in accordance with its terms.

     2. Relocation. On July 1, 2001 (the “Relocation Date”), Tenant shall: (a) surrender the Former Premises, and (b) relocate, at its sole cost and expense, to the space known as Suite 500 (the “New Premises”), which shall be deemed to contain 22,332 square feet of rentable area, the approximate location of which is shown on Exhibit A hereto. The Relocation Date shall be subject to adjustment as provided below.

     3. Base Rent for New Premises. The monthly Base Rent for the New Premises shall be as set forth in the following schedule. The “New Premises Rent Commencement Date” shall be the earlier to occur of: (a) the date which is ten (10) business days after the Relocation Date, and (b) the date Tenant commences conducting business in the New Premises; it being the intent of the parties that Tenant shall have a period of up to 10 business days to complete its relocation from the Former Premises to the New Premises before the commencement of rent for the New Premises.

Period	New Premises Monthly Base Rent
New Premises Rent Commencement Date - June 30, 2002	$	[***]
July 1, 2002 - June 30, 2003	$	[***]
July 1, 2003 - June 30, 2004	$	[***]
July 1, 2004 - June 30, 2005	$	[***]
July 1, 2005 - June 30, 2006	$	[***]
July 1, 2006 - June 30, 2007	$	[***]
July 1, 2007 - New Expiration Date	$	[***]

     4. Additional Rent; Tenant’s Share. On the Relocation Date, all other rentals or other charges based or computed on the square footage of the Premises, including without limitation, Taxes and Expenses, shall be adjusted proportionately to reflect the New Premises rentable square footage, such that Tenant’s share thereof shall be eight and 38/100 percent (8.38%) with respect to the New Premises. The Base Rent and all other rentals and charges respecting the New Premises are sometimes herein called the “New Premises Rent”.

     5. Prorations. If the Relocation Date occurs other than on the beginning of the applicable payment period under the Lease, Tenant’s obligations for Base Rent, Expenses and Taxes and other such charges shall be prorated on a per diem basis. If any charges respecting the Former Premises have not been determined by the Relocation Date, Tenant shall pay upon Landlord’s reasonable estimate of such charges within fifteen (15) days after Landlord’s request therefor, subject to adjustment after the actual charges have been determined (and Tenant shall remain liable for all rentals and other charges accruing with respect to the Former Premises prior to the Relocation Date).

     6. Other Terms. Tenant shall fully comply with all obligations under the Lease respecting the Former Premises accruing through the Relocation Date, including obligations for rentals and other charges, and those provisions relating to the condition of the Former Premises, and removal of Tenant’s personal property therefrom, otherwise applicable upon termination or expiration of the Lease. On the Relocation Date, all terms and conditions then or thereafter in effect under the Lease, as amended herein, shall apply to the New Premises, except as expressly provided to the contrary herein. Notwithstanding the foregoing to the contrary, any rights to parking spaces, directory board listings, or other items provided under the Lease on a quantity basis shall be adjusted pro rata to reflect the square footage of the New Premises. It is understood and agreed that Landlord shall have no further obligation to provide the Allowance set forth in Article 4.B of the Original Lease, and that Landlord’s only obligation with respect to providing a allowance to Tenant shall be as set forth in Exhibit B to this Amendment.

     7. Condition of New Premises. Tenant has inspected the New Premises (and portions of the Building, Property, systems and equipment providing access to or

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

2

serving the New Premises) or has had an opportunity to do so, and agrees to accept the same “AS IS” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, or regarding any other matter, except as expressly provided in Exhibit B to this Amendment. With respect to the tenant improvements which Landlord has expressly agreed to perform to the New Premises pursuant to Exhibit B to this Amendment: (i) Landlord shall use diligent, good faith efforts to substantially complete any such improvements to an extent that Tenant can reasonably occupy the New Premises by the Relocation Date set forth in this Amendment, subject to the other provisions of this Amendment, (ii) Tenant shall also use diligent, good faith efforts to cooperate, and to cause its space planners, architects, contractors, agents and employees to cooperate diligently and in good faith, with Landlord and any space planners, architects, contractors or other parties designated by Landlord, such that any such improvements to the New Premises can be planned, permits can be obtained, and the work can be substantially completed by the Relocation Date set forth in this Amendment, and (iii) in the event of any dispute as to whether any such improvements have been substantially completed, Landlord may refer the matter to Landlord’s independent architect, whose decision shall be final and binding on the parties.

     8. Relocation Date and New Expiration Date Adjustments.

          a. Relocation Date Adjustments and Confirmation. If the Relocation Date is advanced or postponed as provided below, the New Expiration Date shall be advanced or postponed by the same number of days; provided, that if the Relocation Date, as so advanced or postponed herein, occurs other than on the first day of a calendar month, the term shall be extended such that the New Expiration Date is the last day of the calendar month in which it would otherwise occur. Tenant shall execute a confirmation of the Relocation Date and/or New Expiration Date as adjusted herein in such form as Landlord may reasonably request within ten (10) days after requested; any failure to respond within such time shall be deemed an acceptance of the matters as set forth in Landlord’s confirmation. If Tenant disagrees with Landlord’s adjustment of the Relocation Date and/or New Expiration Date as adjusted herein, Tenant shall pay New Premises Rent and perform all other obligations hereunder commencing and ending on the date or dates determined by Landlord, subject to refund or credit when the matter is resolved.

          b. Early Relocation Date. The Relocation Date, New Premises Rent and Tenant’s other obligations respecting the New Premises shall be advanced to such earlier date as Landlord substantially completes the improvements to the New Premises required to be performed by Landlord under this Amendment to an extent that Tenant is able to occupy the New Premises, and Landlord delivers possession thereof. If such event occurs with respect to a portion of the New Premises, the Relocation Date, New Premises Rent and Tenant’s other obligations shall be so advanced with respect to such portion (and fairly prorated based on the rentable square footage involved). During any period that Tenant shall be permitted to enter the New Premises prior to the Relocation

3

Date other than to occupy the same (e.g., to perform alterations or improvements), Tenant shall comply with all terms and provisions of the Lease (including this Amendment), except those provisions requiring the payment of New Premises Rent. Landlord shall permit early entry, so long as the New Premises is legally available, Landlord has completed any work required of Landlord under this Amendment, and Tenant is in compliance with the other provisions of the Lease (including this Amendment), including the insurance requirements.

          c. Relocation Date Delays. Subject to the other provisions of this Amendment, the Relocation Date, New Premises Rent and Tenant’s other obligations respecting the New Premises shall be postponed to the extent Tenant is unable to reasonably occupy the New Premises because Landlord fails: (i) to substantially complete the improvements to the New Premises required to be performed by Landlord under this Amendment, or (ii) to deliver possession of the New Premises for any other reason, including holding over by prior occupants, except to the extent that Tenant, its space planners, architects, contractors, agents or employees in any way contribute to either such failures. If either such event occurs with respect to a portion of the New Premises, the Relocation Date, New Premises Rent and Tenant’s other obligations shall be so postponed with respect to such portion (and fairly prorated based on the rentable square footage involved). Any such delay in the Relocation Date shall not subject Landlord to liability for loss or damage resulting therefrom, and Tenant’s sole recourse with respect thereto shall be the postponement of New Premises Rent and other obligations described herein.

     9. Holding Over In Former Premises. Tenant shall have the right to remain in the Former Premises for ten (10) business days after the Relocation Date without the payment of any rent for the New Premises, provided that Tenant continues to pay rent for the Former Premises during such 10-business day period. Except to the extent caused by Landlord’s failure to deliver the New Premises as required herein, Tenant shall pay Landlord 200% of the amount of Rent then applicable prorated on a per diem basis for each day Tenant shall retain possession of the Former Premises or any part thereof for more than ten (10) business days after the Relocation Date together with all damages sustained by Landlord on account thereof. Tenant shall pay such amounts on demand, and in the absence of demand monthly in advance. The foregoing provisions, and Landlord’s acceptance of any such amounts, shall not serve as permission for Tenant to hold-over, nor serve to extend the Relocation Date (although Tenant shall remain a tenant-at-sufferance bound to comply with all provisions of this Lease applicable to the Former Premises during any time Tenant retains possession thereof). Landlord shall have the right, at any time after the Relocation Date, to reenter and possess the Former Premises and remove all property and persons therefrom, and Landlord shall have such other remedies for holdover as may be available to Landlord under the Lease or applicable Laws. If Tenant shall violate any provision hereof, or if Tenant’s representations herein shall be false or materially misleading, Landlord shall have the right to declare this Amendment null and void, and to reinstate the Lease with respect to

4

the Former Premises, in addition to, and not in lieu of, any other rights or remedies available to Landlord.

     10. Real Estate Brokers. Tenant represents and warrants that Tenant has not dealt with any broker, agent or finder in connection with this Amendment, and agrees to indemnify and hold Landlord, and its employees, agents and affiliates harmless from all damages, judgments, liabilities and expenses (including reasonable attorneys’ fees) arising from any claims or demands of any broker, agent or finder with whom Tenant has dealt for any commission or fee alleged to be due in connection with this Amendment.

     11. Offer. The submission and negotiation of this Amendment shall not be deemed an offer to enter the same by Landlord. Tenant’s execution of this Amendment constitutes a firm offer to enter the same which may not be withdrawn for a period of forty-five (45) days after delivery to Landlord. During such period, Landlord may proceed in reliance thereon and permit Tenant to enter the New Premises, but such acts shall not be deemed an acceptance. Such acceptance shall be evidenced only by Landlord signing and delivering this Amendment to Tenant.

     12. Whole Amendment; Full Force and Effect; Conflicts. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. As amended herein, the Lease between the parties shall remain in full force and effect. As an inducement for Landlord to enter into this Amendment, Tenant hereby represents that Landlord is not in violation of the Lease, and that Landlord has fully performed all of its obligations under the Lease as of the date on which Tenant signs this Amendment. In case of any inconsistency between the provisions of the Lease and this Amendment, the latter provisions shall govern and control.

     13. Interpretation; Defined and Undefined Terms. This Amendment shall be interpreted in a reasonable manner in conjunction with the Lease. Unless expressly provided to the contrary herein: (a) any terms defined herein shall have the meanings ascribed herein when used as capitalized terms in other provisions hereof, (b) capitalized terms not otherwise defined herein shall have the meanings, if any, ascribed thereto in the Lease, and (c) non-capitalized undefined terms herein shall be interpreted broadly and reasonably to refer to terms contained in the Lease which have a similar meaning, and as such terms may be further defined therein.

5

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

LANDLORD:	CMD REALTY INVESTMENT FUND IV, L.P. [SEAL]
an Illinois limited partnership

	By:	CMD/Fund IV GP Investments, L.P.,
an Illinois limited partnership, its general partner

		By:	CMD REIM IV, Inc., an Illinois
corporation, its general partner

			By:	/s/ Allen D. Aldridge

Name: Allen D. Aldridge
Its: Vice President

TENANT:	IntercontinentalExchange, LLC [SEAL]
a Delaware limited liability company

	By:	/s/ Jeffrey C. Sprecher

	Name:	Jeffrey C. Sprecher
	Its:	CEO

CERTIFICATE

     I, D. Richardson , as Secretary of the aforesaid Tenant, hereby certify that the individual(s) executing the foregoing Lease on behalf of Tenant was/were duly authorized to act in his/their capacities as set forth above, and his/their action(s) are the action of Tenant.

(Corporate Seal)	/s/ D. Richardson

6

EXHIBIT A

Floor Plate Showing New Premises Cross Hatched

[Graphics]

2100 RIVEREDGE
2100 RiverEdge Parkway
Key Plan — Fifth Floor

CMD 108D (12/0)
General Improvement Work
Landlord Performance
Allowance

EXHIBIT B

WORK LETTER

     This Work Letter is an Exhibit to the foregoing Amendment.

     I. Basic Terms

Date To Complete All Plans:	76 days before the Relocation Date (including Construction Drawings) under the Amendment

Date To Substantially Complete Work:	Relocation Date under the Amendment

Allowance:	$[***] as further described in Section IV

Administrative Fee:	Five percent (5%) as further described in Section IV

Other Defined Terms:	“Plans,” “Space Plan,” “Construction Drawings,” “Planner,” “Landlord’s Planner,” and “Work” are defined in Section VIII

     II. Construction Representatives, Space Planner, Architect and Engineer. Landlord’s and Tenant’s construction representatives for coordination of planning, construction, approval of change orders, substantial and final completion, and other such matters (unless either party changes its representative upon written notice to the other), and the other parties involved in planning the Work, are:

Landlord’s Representative:	Cheryl Hiser, Property Manager
Address:	c/o CMD Realty Investors, 2100 RiverEdge Parkway, Suite 450, Atlanta, GA 30328
Telephone:	770-661-7889
Fax:	770-612-9305

Tenant’s Representative:	Dan Kennedy
Address:	2100 RiverEdge Parkway, Suite 400, Atlanta, Georgia 30328
Telephone:	770-738-2119
Fax:	770-951-5481

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Space Planner:	Lyman Davidson Dooley, Inc. or an interior office space planner designated or approved by Landlord in writing (who may be the same as the Architect).

Architect:	Lyman Davidson Dooley, Inc. or a licensed architect designated or approved by Landlord in writing (who may be the same as the Space Planner).

Engineer:	One or more licensed engineers designated by Landlord in writing.

     III. Planning

     (a) Date To Complete All Plans. On or before the “Date To Complete All Plans” set forth in Section I above, Tenant shall have: (i) provided Planner with all information concerning Tenant’s requirements in order for the Planner to prepare all required Plans (including a Space Plan and Construction Drawings as defined in Section VIII), (ii) arranged for Planner to prepare such Plans (or, if Landlord’s Planner is preparing any Plans, Tenant shall have cooperated diligently and in good faith so that such Plans can be prepared by such date), (iii) granted written approval thereof, and (iv) obtained Landlord’s written approval thereof (unless Landlord’s Planner is preparing the Plans and Landlord has already granted written approval thereof in connection with providing such Plans to Tenant). If any Plans are being prepared by Landlord’s Planner, Landlord shall cooperate diligently and in good faith in arranging for Tenant to meet with Landlord’s Planner and in preparing such Plans.

     (b) Landlord’s Approval of Plans. Landlord shall either approve any Plans or revisions submitted pursuant to this Exhibit or disapprove the same with suggestions for making the same acceptable within five (5) working days with respect to the Space Plan or revisions thereto, and ten (10) working days with respect to Construction Drawings or revisions thereto, after receiving either of the same (provided Landlord shall have additional time as may be reasonably required in order to obtain any engineering or HVAC report or due to other special or unusual features of the Work or Plans). Landlord shall not unreasonably withhold approval if the Plans provide for a customary office layout, with finishes and materials generally conforming to building standard finishes and materials currently being used by Landlord at the Property, are compatible with the Property shell and core construction, and if no modifications will be required for the Property electrical, heating, air-conditioning, ventilation, plumbing, fire protection, life safety, or other systems or equipment, and will not require any structural modifications to the Property, whether required by heavy loads or otherwise. Landlord may request that Tenant approve Landlord’s suggested changes in writing (such approval not be unreasonably withheld), or Landlord may arrange directly with Planner for revised Plans to be prepared incorporating such suggestions (in which case, Tenant shall sign or initial the revised Plans and/or Landlord’s notice concerning the suggested changes, if requested by Landlord).

2

     (c) Governmental Approval of Plans. Landlord shall apply for any normal building permits required for the Work which are issued pursuant to a local building code as a ministerial matter. If the Plans must be revised in order to obtain such building permits, Landlord shall promptly notify Tenant. In such case, Tenant shall promptly arrange for the Plans to be revised to satisfy the building permit requirements and shall submit the revised Plans to Landlord for approval as a Change Order under clause (d) below. Landlord shall have no obligation to apply for any zoning, parking or sign code amendments, approvals, permits or variances, or any other governmental approval, permit or action (except normal building permits as described above). If any such other matters are required, Tenant shall promptly seek to satisfy such requirements or revise the Plans to eliminate such requirements. Delays in substantially completing the Work by the Relocation Date as a result of requirements for building permits or other governmental approvals, permits or actions shall be a Construction Delay and shall affect the Relocation Date to the extent provided in Section V (except that, notwithstanding anything contained in Section V to the contrary, any delays in obtaining normal building permits as a result of errors or omissions of Landlord’s Planner in preparing the Plans shall postpone the Relocation Date and commencement of Rent to the extent that substantial completion of the Work is delayed thereby beyond such Relocation Date (provided that Tenant shall continue to be pay Rent for the Former Premises in accordance with the Original Lease), and Tenant shall not be obligated to bear the cost of Plan revisions to correct the same).

     (d) Changes After Plans Are Approved. If Tenant shall desire any changes, alterations, or additions to the Work after final Plans have been approved by Landlord, Tenant shall submit a detailed written request or revised Plans (the “Change Order”) to Landlord for approval. If reasonable and practicable and generally consistent with the Plans theretofore approved, Landlord shall not unreasonably withhold approval, but all costs in connection therewith, including, without limitation, construction costs, permit fees, and any additional plans, drawings and engineering reports or other studies or tests, or revisions of such existing items, shall be paid for by Tenant as a Tenant’s Cost under Section IV. Tenant shall bear the cost of any changes or corrections for errors or omissions made by any space planner, architect, engineer or contractor recommended or engaged by Tenant.

     (e) Planning Delays. If the Plans have not been completed and approved by the Date To Complete All Plans set forth in Section I above, including any revisions reasonably required by Landlord pursuant to clause (b) above, and revisions by Tenant to reduce Tenant’s Cost pursuant to Section IV below (collectively called “Planning Delays”), substantial completion of the Work and delivery of the New Premises is subject to postponement as a result. In such event, the Relocation Date set forth in the Amendment for all other purposes, including the commencement of Rent, shall only be postponed to the extent that substantial completion of the Work is delayed beyond such Relocation Date as a result of one or more of the following events (collectively called “Landlord Planning Delays”): (i) Landlord takes more time to approve or disapprove the Space Plan or Construction Drawings or revisions thereto than permitted under clause (b)

3

above, (ii) Landlord’s Planner takes more than five (5) working days to meet with Tenant after receiving a written request for a meeting, more than five (5) working days to prepare or revise the Space Plan or revisions thereto, after meeting with Tenant and receiving all information from Tenant required in order to do so, or more than fifteen (15) working days to prepare or revise any required Construction Drawings or revisions thereto, after the Space Plan is final and approved (provided Landlord’s Planner shall have additional time as may be reasonably required in order to obtain any engineering or HVAC report or due to other special or unusual features of the Work or Plans, and this clause (ii) shall apply only if Tenant uses Landlord’s Planner to prepare such Plans), or (iii) Landlord takes more than ten (10) working days to provide a preliminary cost estimate after receiving a Space Plan sufficiently detailed for such purposes, or more than twenty (20) working days to provide Tenant with a cost estimate after receiving Construction Drawings sufficiently detailed for such purposes (provided this clause (iii) shall apply only if Tenant makes a timely written request for such cost estimates, or if Landlord elects to provide such cost estimates, as further described under Section IV below). In the event that substantial completion of the Work is delayed beyond the Relocation Date as a result of a Landlord Planning Delay, Tenant shall continue to be pay Rent for the Former Premises in accordance with the Original Lease until substantial completion of the Work.

     IV. Cost of Plans and Work; Allowance and Tenant’s Cost

     (a) Cost of Plans and Work; Allowance. Landlord shall bear the Cost of Plans and Work up to the amount of the Allowance set forth in Section I above (provided the portion of the Allowance available for the Plans shall be limited to five percent (5%), and shall exclude planning for furniture, fixtures and equipment). The “Cost of Plans and Work” hereunder includes, without limitation, all costs for or relating to: (i) the Plans, including all revisions thereto, and related engineering reports, or other studies, reports or tests, (ii) the Work, including costs of labor, hardware, equipment and materials, contractors’ charges for overhead and fees, and so-called “general conditions” (including rubbish removal, utilities, hoisting, field supervision, building permits, inspection fees, utility connections, bonds, insurance, sales taxes, and the like), and any air balancing or other such work in connection therewith, and (iii) Landlord’s Administrative Fee in the amount set forth in Section I (which, if stated as a percentage, shall be applied to the other amounts included in the Cost of Plans and Work herein). If all or any portion of the Allowance shall not be used for the items permitted hereunder by the Relocation Date set forth in the Amendment (except to the extent that such Relocation Date is delayed due to Construction Delays, other than Tenant Construction Delays), Landlord shall be entitled to the savings and Tenant shall receive no credit therefor.

     (b) Tenant’s Cost; Estimates and Payments. Any portion of the Cost of Plans and Work exceeding the Allowance is referred to herein as “Tenant’s Cost.” Tenant may submit a written request for Landlord to obtain an estimate of the Work component of the Cost of the Plans and Work concurrently with submitting or approving a Space Plan and/or Construction Drawings; in such case Landlord shall promptly obtain a reasonable

4

estimate of the same. Whether or not Tenant requests such an estimate, Landlord may reasonably estimate such Work component, the Cost of Plans and Work, and/or Tenant’s Cost, and reasonably revise any such estimate from time to time (subject to clause (c) below). Tenant shall deposit any such estimated amount of Tenant’s Cost (or the increase reflected in any such revised estimate) with Landlord within three (3) days after Landlord so requests. Landlord shall have no obligation to proceed with the Work (or proceed to seek permits or proceed with any demolition or other preliminary Work) until Landlord shall have received such deposit from Tenant. If the Work involves progress payments, Landlord shall apply the amounts deposited by Tenant first. If, after final completion and payment for the Cost of Plans and Work, the actual amount of Tenant’s Cost exceeds any amount paid by Tenant as an estimate of Tenant’s Cost, Tenant shall pay the difference to Landlord within three (3) days after Landlord so requests. If any such estimated amount exceeds the actual amount of Tenant’s Cost, Landlord shall promptly provide a credit or refund of the difference. Tenant’s Cost shall be deemed “Rent” under the Lease (and all remedies for the non-payment of Rent shall be available to Landlord therefor).

     (c) Tenant’s Approval and Nature of Cost Estimates. If Tenant timely requests cost estimates as described in clause (b) above, or if Landlord otherwise so requires, Landlord shall request Tenant’s written approval of any such cost estimate hereunder. Tenant shall not unreasonably withhold such approval, and shall approve or disapprove the same in writing within three (3) days after Landlord so requests. If Tenant reasonably disapproves of any such estimate, Tenant shall meet with the Planner and eliminate or substitute items in order to reduce Tenant’s Cost in connection with preparing a revised version of the Plans as a Change Order pursuant to Section III above, but the Date to Complete All Plans shall not be extended thereby. Any cost estimates based on a Space Plan (including a so-called “pricing plan”) will be preliminary in nature, and may not be relied on by Tenant. However, Landlord agrees that any written estimate of Tenant’s Cost prepared by Landlord’s contractor based on the approved Construction Drawings shall not be exceeded by more than fifteen percent (15%), except to the extent that: (a) Tenant makes changes in the Construction Drawings or the Work, (b) overtime labor required in order to substantially complete the Work by the Relocation Date, (c) concealed conditions are encountered on the job site, (d) new legal requirements become effective following preparation of the estimate, or (e) there are strikes, acts of God, shortages of materials or labor, or other causes beyond Landlord’s reasonable control.

     V. Construction

     (a) Landlord to Arrange Work. Provided Tenant completes the Plans on time and furnishes Landlord’s estimate of Tenant’s Cost as provided above, and is not then in violation of the Lease (including this Exhibit), Landlord shall use reasonable efforts to cause Landlord’s contractor to substantially complete the Work by the Relocation Date set forth in the Amendment, subject to the other provisions hereof.

5

     (b) Substantial Completion, Walk-Through, and Punchlist Items. Landlord shall be deemed to have “substantially completed” the Work for purposes hereof if Landlord has caused all of the Work to be sufficiently completed that Tenant can reasonably occupy the New Premises or complete any improvements or changes to the New Premises to be made by Tenant hereunder. When Landlord notifies Tenant that the Work has been substantially completed, either party may request a joint walk-through inspection in order for Tenant to identify any necessary final completion or other “punchlist” items. Neither party shall unreasonably withhold or delay approval concerning the identification of punchlist items. If Tenant fails to participate in a walk-through as provided above, or otherwise fails to object to Landlord’s notice of substantial completion in writing within five (5) days thereafter specifying in reasonable detail the items of work needed to be performed in order for substantial completion, Tenant shall be deemed conclusively to have agreed that the Work is substantially completed for purposes of commencing the Relocation Date and Rent under the Amendment. If there is any disagreement concerning whether Landlord has substantially completed the Work, Landlord may request a good faith decision by Landlord’s Planner which shall be final and binding on the parties.

     (c) Final Completion, Suite Identification Signage, and Other Matters. Landlord shall use reasonable efforts to complete any punchlist items promptly after substantial completion has occurred. If Landlord notifies Tenant in writing that the Work is fully completed, and Tenant fails to object thereto in writing within five (5) days thereafter specifying in reasonable detail the remaining punchlist items of work needed to be completed, Tenant shall be deemed conclusively to have accepted the Work as fully completed (or such portions as to which Tenant has not so objected). In connection with the Work: (i) Tenant shall install signage, at Tenant’s expense, using a professional sign contractor/designer, and a design and materials, and in a location in the New Premises, all of which are first approved by Landlord in writing), and (ii) Landlord may cause a contractor to perform air balancing tests on the New Premises and adjust the HVAC system as a result thereof, and install, to the extent not already existing, building standard window blinds. Tenant shall promptly advise Landlord of the name Tenant wishes for said signage; the content of all signage shall be subject to Landlord’s prior written approval. No other signage may be installed or placed outside the New Premises by Tenant. The costs of the items that Landlord provides under this Section may be charged against the Allowance, and if the Allowance shall be insufficient, Tenant shall pay Landlord for such costs as additional Rent within fifteen (15) days after billing.

     (d) Construction Delays. If the Work has not been substantially completed by the Relocation Date set forth in the Amendment due to casualty damage, acts of God, strikes, shortages of labor or materials, or any other reason (“Construction Delays”), then Landlord’s delivery of possession of the New Premises shall be postponed as a result. In such case, subject to any contrary provisions in the Amendment, the Relocation Date set forth in the Amendment for all other purposes, including commencement of Rent, shall be postponed (and Tenant shall continue to be pay Rent for the Former Premises in accordance with the Original Lease) until the Work is substantially completed, except to

6

the extent that substantial completion is delayed as a result of one or more of the following events (collectively called “Tenant Construction Delays”): (i) Planning Delays as described above (except for Landlord Planning Delays), (ii) Tenant’s requests for changes to the Work or Change Orders under Section III, or otherwise, (iii) Tenant’s failure to furnish an amount equal to Landlord’s reasonable estimate of Tenant’s Cost (if any) within the time required under Section IV (which shall give Landlord the absolute right to postpone the Work until such amount is furnished to Landlord, without limiting Landlord’s other remedies), (iv) any upgrades, special work or other non-building standard items, or items not customarily provided by Landlord to office tenants, to the extent that the same involve longer lead times, installation times, delays or difficulties in obtaining building permits, requirements for any governmental approval, permit or action beyond the issuance of normal building permits (as described in Section III), or other delays not typically encountered in connection with Landlord’s standard office improvements, (v) the performance by Tenant or Tenant’s Contractors (as defined in Section VI) of any work at or about the New Premises or Property, (vi) any act or omission of Tenant or Tenant’s Contractors, any breach by the Tenant of any provisions contained in this Exhibit or in the Lease, or any failure of Tenant to cooperate with Landlord or otherwise act with diligence and in good faith in order to cause the Work to be designed and performed in a timely manner.

     (e) Landlord’s Role. The parties acknowledge that neither Landlord nor its managing agent is an architect or engineer, and that the Work will be designed and performed by independent architects, engineers and contractors. Landlord and its managing agent shall have no responsibility for construction means, methods or techniques or safety precautions in connection with the Work. Landlord’s approval of the Plans shall not be deemed a warranty as to the adequacy or legality of the design, and Landlord does not guarantee that the Work will be free from errors, omissions or defects. Tenant, in reviewing the Plans and Work, shall have the opportunity to check for any errors, omissions or defects. In the event of material errors, omissions or defects caused by contractors engaged by Landlord which are identified in the punchlist procedure described in Section V(b) above, Landlord shall use reasonable efforts to cause such contractors to reasonably cure such items as described therein (except to the extent caused by Tenant or Tenant’s Contractors), and Landlord shall cooperate in any action Tenant desires to bring against such contractors.

     VI. Work Performed by Tenant. Landlord, at Landlord’s discretion, may permit Tenant and any of Tenant’s space planners, architects, engineers, contractors, suppliers, employees, agents and other such parties (collectively, “Tenant’s Contractors”) to enter the New Premises prior to completion of the Work in order to make the New Premises ready for Tenant’s use and occupancy. If Landlord permits such entry prior to completion of the Work, then such permission is conditioned upon Tenant and Tenant’s Contractors working in harmony and not interfering with Landlord and Landlord’s space planners, architects, engineers, contractors, suppliers, employees, agents and other such parties (collectively, “Landlord’s Contractors”) in doing the Work or with other tenants and occupants of the Building. If at any time such entry shall, in Landlord’s sole opinion,

7

cause or threaten to cause such disharmony or interference, Landlord shall have the right to withdraw such permission immediately upon oral or written notice to Tenant. Tenant agrees that any such entry into the New Premises shall be deemed to be under all of the terms, covenants, conditions and provisions of the Lease (including, without limitation, all insurance requirements under any Original Lease, as further described in Section IX), and further agrees that Landlord shall not be liable in any way for any injury, loss or damage which may occur to any decorations, fixtures, personal property, installations or other improvements or items of work installed, constructed or brought upon the New Premises by or for Tenant or Tenant’s Contractors prior to completion of the Work, all of the same being at Tenant’s sole risk. Without limitation as to other provisions, Tenant hereby expressly acknowledges that Tenant’s indemnity and related obligations under the Original Lease shall apply to all claims and matters arising from early entry to the New Premises pursuant hereto.

     VII. Taxes. Tenant shall pay, prior to delinquency, all taxes, charges or other governmental impositions assessed against or levied upon all fixtures, furnishings, personal property, modular furniture, and systems and equipment located in or exclusively serving the New Premises. Whenever possible, Tenant shall cause all such items for which Tenant is responsible hereunder to be assessed and billed separately from the property of Landlord. In the event any such items shall be assessed and billed with the property of Landlord, Tenant shall pay its share of such taxes, charges or other governmental impositions to Landlord within fifteen (15) days after Landlord delivers a statement and a copy of the assessment or other documentation showing the amount of such impositions applicable to Tenant.

     VIII. Definitions. The following terms herein shall have the following meanings:

     (a) “Planner” means the Space Planner, Architect and/or Engineer, as the context implies.

     (b) “Landlord’s Planner” means any Planner regularly used by Landlord and with whom Landlord has a written contractual arrangement for services at the Property, including a contractual arrangement for preparation of the Space Plan and/or Construction Drawings, as the case may be.

     (c) “Plans” means the “Space Plan” and/or “Construction Drawings” as the context implies. Upon Landlord’s approval of any Construction Drawings, the term “Plans” shall refer to such Construction Drawings, which shall supersede the Space Plan. The Plans shall be signed or initialed by Tenant, if requested by Landlord, and any Construction Drawings shall include a usable computer aided design (CAD) file.

     (d) “Space Plan” means, to the extent reasonably required by the nature of the Work, a detailed floor plan (including any so-called “Pricing Plan”), drawn to scale, showing: (i) demising walls, interior walls and other partitions, including type of wall or partition and height, and any demolition or relocation of walls, (ii) doors and other

8

openings in such walls or partitions, including type of door and hardware, (iii) any floor or ceiling openings, and any variations to building standard floor or ceiling heights, (iv) electrical outlets, and any restrooms, kitchens, computer rooms, file cabinets, file rooms and other special purpose rooms, and any sinks or other plumbing facilities, or other special electrical, HVAC, plumbing or other facilities or equipment, including all special loading, (v) location and dimensions of communications equipment room, and electrical and HVAC requirements therefor, (vi) special cabinet work or other millwork items, (vii) finish selections, and (viii) any other details or features reasonably required in order to obtain a preliminary cost estimate as described in Section IV, or reasonably requested by Architect, Engineer or Landlord in order for the Space Plan to serve as a basis for preparing Construction Drawings.

     (e) “Construction Drawings” means, to the extent reasonably required by the nature of the Work, fully dimensioned architectural construction drawings and specifications, and any required engineering drawings (including mechanical, electrical, plumbing, air-conditioning, ventilation and heating), and shall include any applicable items described above for the Space Plan, and to the extent applicable: (i) electrical outlet locations, circuits and anticipated usage therefor, (ii) reflected ceiling plan, including lighting, switching, and any special ceiling specifications, (iii) duct locations for heating, ventilating and air-conditioning equipment, (iv) details of all millwork, (v) dimensions of all equipment and cabinets to be built in, (vi) furniture plan showing details of space occupancy, (vii) keying schedule, (viii) lighting arrangement, (ix) location of print machines, equipment in lunch rooms, concentrated file and library loadings and any other equipment or systems (with brand names wherever possible) which require special consideration relative to air-conditioning, ventilation, electrical, plumbing, structural, fire protection, life-fire-safety system, or mechanical systems, (x) special heating, ventilating and air conditioning equipment and requirements, (xi) weight and location of heavy equipment, and anticipated loads for special usage rooms, (xii) demolition plan, (xiii) partition construction plan, (xiv) all governmental requirements, and (xv) final finish selections, and (xvi) any other details or features reasonably required in order to obtain a final cost estimate as described in Section IV, or reasonably requested by Architect, Engineer or Landlord in order for the Construction Drawings to serve as a basis for contracting the Work.

     (f) “Work” means: (i) the improvements and items of work in the New Premises shown on the final approved Plans (including changes thereto), and (ii) any demolition, preparation or other work required in connection therewith, including without limitation, structural or mechanical work, additional HVAC equipment or sprinkler heads, or modifications to any building mechanical, electrical, plumbing or other systems and equipment or relocation of any existing sprinkler heads, either within or outside the New Premises required as a result of the layout, design, or construction of the Work or in order to extend any mechanical distribution, fire protection or other systems from existing points of distribution or connection, or in order to obtain building permits for the work to be performed within the New Premises (unless Landlord requires that the Plans be revised to eliminate the necessity for such work). Notwithstanding the foregoing to

9

the contrary: (1) the Work shall consist of such materials and finishes that Landlord currently uses as “building standard”, unless otherwise expressly specified in the Plans and approval is evidenced by Landlord’s initials adjacent to such specification, (2) Landlord reserves the right to install building standard blinds or other window coverings (to the extent not already in the New Premises), as part of the Work, whether or not shown on the Plans, (3) Landlord reserves the right to substitute comparable or better materials and items for those shown in the Plans, so long as they do not materially and adversely affect the appearance of the New Premises, and (4) any personal property, trade fixtures or business equipment, including, but not limited to, modular or other furniture, and cabling for communications or computer systems, whether or not shown on the Plans, shall be provided by Tenant, at Tenant’s sole cost.

     IX. Miscellaneous. This Exhibit is intended to supplement and be subject to the provisions of the Lease, including, without limitation, those provisions requiring that any modification or amendment be in writing and signed by authorized representatives of both parties. This Exhibit shall not apply to any additional space added to the New Premises at any time, whether by any options or rights under the Lease (if any) or otherwise, or to any portion of the New Premises in the event of a renewal or extension of the Term of the Lease, whether by any options or rights under the Lease (if any) or otherwise, unless expressly so provided in the Lease or any amendment or supplement thereto. The rights granted in this Exhibit are personal to Tenant as named in the Lease, and are intended to be performed for such Tenant’s occupancy of the New Premises. Under no circumstance whatsoever shall any assignee or subtenant have any rights under this Exhibit. Any remaining obligations of Landlord under this Exhibit not theretofore performed shall concurrently terminate and become null and void it Tenant subleases or assigns the Lease with respect to all or any portion of the Premises or New Premises, or seeks or proposes to do so (or requests Landlord’s consent to do so), or if Tenant or any current or proposed affiliate thereof issues any written statement indicating that Tenant will no longer move its business into, or that Tenant will vacate and discontinue its business from, the Premises or New Premises or any material portion thereof. Any termination of Landlord’s obligations under this Exhibit pursuant to the foregoing provisions shall not serve to terminate or modify any of Tenant’s obligations under the Lease.

10

CMD 174B (8/98)

LEASE AMENDMENT TWO

(Expansion/Not Co-Terminous)

     THIS LEASE AMENDMENT TWO (“Amendment”) is made and entered into as of the 6th day of March, 2003, by and between CMD Realty Investment Fund IV, L.P., an Illinois limited partnership (“Landlord”) and IntercontinentalExchange, Inc., a Delaware corporation (“Tenant”), successor-in-interest to IntercontinentalExchange, LLC.

     A. Landlord and Tenant are the current parties to that certain lease (“Original Lease”) dated June 8, 2000, for premises currently described as Suite 500 in the building (the “Building”) known as 2100 RiverEdge, located at 2100 RiverEdge Parkway, Atlanta, Georgia 30328 (the “Property”), which lease has heretofore been amended by documents described and dated as follows: Lease Amendment One dated April 30, 2001 and Lease Term Adjustment Confirmation Letter dated August 2, 2001 (collectively, and as amended herein, the “Lease”).

     B. Tenant has requested that additional space in the Property be added to the Premises, and Landlord is willing to grant the same, all on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the parties do hereby agree as follows:

     1. Additional Premises. The space known as Suite 850 (the “Additional Premises”), the approximate location of which is shown on Exhibit A hereto, and which shall be deemed to contain 3,096 square feet of rentable area for purposes hereof, shall be added to and become a part of the Premises, commencing on May 1, 2003 (“Additional Premises Commencement Date”), and continuing through October 31, 2003 (“Additional Premises Expiration Date”), subject to the terms and conditions set forth hereinafter.

     2. Base Rent For Additional Premises. The monthly Base Rent for the Additional Premises shall be $[***].

     3. Additional Rent; Tenant’s Share; Base Years. On the Additional Premises Commencement Date, all other rentals or other charges based or computed on the square footage of the Premises, including without limitation, Taxes and Expenses, shall be adjusted proportionately to reflect the Additional Premises rentable square footage, such that Tenant’s Share thereof shall be increased by one and 16/100 percent (1.16%) with respect to the Additional Premises, for a total of nine and 54/100 percent (9.54%) with respect to the entire Premises including the Additional Premises, through

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

the Additional Premises Expiration Date. The Base Tax Year and Base Expense Year to be used for purposes of calculating Tenant’s Share of Taxes and Expenses for the Additional Premises shall be the calendar year 2003.

     4. Consolidated or Separate Billings. The Base Rent, Taxes and Expenses of the Property, and all other rentals and charges respecting the Additional Premises are sometimes herein called the “Additional Premises Rent”. Landlord may compute and bill the Additional Premises Rent (or components thereof) separately or treat the Additional Premises and Premises as one unit for computation and billing purposes.

     5. Prorations. If the Additional Premises Commencement Date and/or Additional Premises Expiration Date occurs other than on the beginning or end, respectively, of the applicable payment period under the Lease, Tenant’s obligations for Base Rent, Taxes and Expenses of the Property and other such charges shall be prorated on a per diem basis.

     6. Storage Space. Tenant shall have a license to use certain storage space as set forth in Exhibit B attached hereto.

     7. Other Terms. On the Additional Premises Commencement Date, the Additional Premises shall be added to the Premises under the Lease, and all terms and conditions then or thereafter in effect under the Lease shall apply to the Additional Premises, except as provided to the contrary herein. Without limiting the generality of the preceding sentence, Sections 11, 12 and 13 of Lease Amendment One are hereby incorporated by reference.

     8. Condition of Additional Premises. Tenant has been occupying the Additional Premises pursuant to a sublease and has inspected the Additional Premises (and portions of the Building, Property, systems and equipment providing access to or serving the Additional Premises) or has had an opportunity to do so, and agrees to accept the same “AS IS” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements.

     9. Real Estate Brokers. Tenant represents and warrants that Tenant has not dealt with any broker, agent or finder in connection with this Amendment except for Insignia/ESG and CB Richard Ellis, and agrees to indemnify and hold Landlord, and its employees, agents and affiliates harmless from all damages, judgments, liabilities and expenses (including reasonable attorneys’ fees) arising from any claims or demands of any other broker, agent or finder with whom Tenant has dealt for any commission or fee alleged to be due in connection with this Amendment.

2

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

LANDLORD:	CMD REALTY INVESTMENT FUND IV, L.P. [SEAL]
an Illinois limited partnership

	By:	CMD/Fund IV GP Investments, L.P.,
an Illinois limited partnership, its general partner

		By:	CMD REIM IV, Inc., an Illinois corporation,
its general partner

			By:	/s/ Allen D. Aldridge

Allen D. Aldridge, Vice President

TENANT:	IntercontinentalExchange, Inc. [SEAL]
a Delaware corporation

	By:	/s/ Jeffrey C. Sprecher

	Name:	Jeffrey C. Sprecher
	Its:	CEO

3

CERTIFICATE

     I, Daniel B. Kennedy , as Vice President, Administration of the aforesaid Tenant, hereby certify that the individual(s) executing the foregoing Lease on behalf of Tenant was/were duly authorized to act in his/their capacities as set forth above, and his/their action(s) are the action of Tenant.

(Corporate Seal)	/s/ Daniel B. Kennedy 3/14/2003

4

2100 RiverEdge – Eighth Floor

[Graphics]

CMD 110A (4/00)
Storage Space
Not Rentable Area

EXHIBIT B

STORAGE SPACE

     1. Storage Space. Landlord hereby grants to Tenant, and Tenant hereby accepts, a license to use that certain storage space currently known as Space 1-B (“Storage Space”), which shall be deemed to contain 100 rentable square feet and shown on Exhibit B-1 hereto located on the lower level of the Property on the terms contained herein. The term (“License Term”) of such license shall commence on the Additional Premises Commencement Date and shall continue until the earlier to occur of the expiration or earlier termination of the Lease or, at Landlord’s option, Tenant’s abandonment of the Premises or Storage Space hereunder, or otherwise by Landlord on thirty (30) days notice.

     2. Storage Space Monthly Base Fee. There shall be no fee for the Storage Space during the License Term.

     3. Access. Licensor shall permit Tenant reasonable access to the Storage Space for the purposes permitted hereunder during normal business hours, if such access is feasible and can be provided by personnel who are on-site at the Property during such hours in the normal course of Licensor’s operation of the Property without compromising Licensor’s security and operations of the Property. Licensor may require that Tenant and its employees, agents and contractors use the freight elevators, service entrances or other areas at the Property for purposes of access hereunder, and all access shall be subject to such identification and sign-in and sign-out procedures and other requirements as Licensor may impose from time to time.

     4. Use. Tenant shall use the Storage Space for purposes of storing equipment, inventory or other items normally used in Tenant’s business permitted to be conducted in the Premises under the Lease, and for no other purpose whatsoever. In no event shall Tenant store any items not normally stored by responsible parties in comparable storage space in comparable buildings. Tenant shall not store any live animals, illegal or stolen property, flammables, explosives, perishables, contraband, toxic wastes, anything which may spill, leak, freeze or is likely to cause its container to leak or spill, anything which would violate any Laws or require a special permit or notification, or anything else which is unsafe or otherwise may create a hazardous condition or which may attract rodents or other pests or vermin, or which may create a nuisance. Without limiting the generality of the foregoing, Tenant shall not store any flammable, combustible or explosive fluid, chemical or substance, any “Hazardous Material” as described in the Lease, or any food or beverage products. Tenant shall not use the Storage Space in any manner so as to cause a cancellation of Licensor’s insurance policies, or an increase in the premiums thereunder. All items stored in the Storage Space shall be elevated at least six (6) inches above the floor on wooden pallets, and shall be at least eighteen (18) inches below the bottom of all sprinklers located in the ceiling of the Storage Space, if any. Any boxes shall not be stacked more than seven (7) feet high.

     5. Utilities and Services. Tenant shall be fully responsible for the cost of all utilities and services for the Storage Space, including, without limitation, electricity, heating, ventilation and air conditioning (including, without limitation, the installation and operation of any additional equipment therefor), cleaning and trash removal, pest and rodent protection. Tenant shall, at Landlord’s option, arrange and pay for any such utilities and services directly with the provider thereof (as approved by Landlord), or shall arrange for the same through Landlord and shall pay Landlord’s standard charges and procedures therefor. All such charges by Landlord shall be payable as additional Rent, and shall be due and payable within fifteen (15) days after such billing. Landlord may reasonably estimate such charges in advance, on a monthly other reasonable basis, and bill and reconcile such amounts consistent with the provisions of the Lease respecting Tenant’s Share of Expenses (or other such items).

     6. Other Lease Provisions; Miscellaneous. Except to the extent expressly inconsistent herewith, all rights and obligations of the parties respecting the Premises under the Lease shall apply to the Storage Space, including, without limitation, obligations respecting compliance with laws, hazardous materials, repairs, casualty damage, indemnities and insurance (including waivers of insurers’ subrogation rights). Landlord may from time to time, upon at least ten (10) days’ advance written notice, change the Storage Space hereunder to other storage space comparable in size to the Storage Space herein. Tenant agrees to accept the Storage Space “as is”. Landlord is not engaged in the business of storing goods for hire nor the warehouse business at the Property, but is merely an owner providing a license to use space. Landlord shall have no duty to maintain records of the contents stored in the Storage Space. Landlord is not a bailee of Tenant’s property and Landlord accepts no control, custody, care or responsibility for property stored in the Storage Space. All property shall be stored at Tenant’s sole risk.

 2

2100 RiverEdge – Lower Level

[Graphics]

173C-1 (11/98)

LEASE AMENDMENT THREE

(Short Extension of Term for Suite 850)

     THIS LEASE AMENDMENT THREE (“Amendment”) is made and entered into as of the 10th day of September, 2003, by and between CMD Realty Investment Fund IV, L.P., an Illinois limited partnership (“Landlord”) and IntercontinentalExchange, Inc., a Delaware corporation (“Tenant”).

     A. Landlord and Tenant are the current parties to that certain lease (“Original Lease”) dated June 8, 2000, for premises currently described as Suites 500 and 850 in the building (the “Building”) known as 2100 RiverEdge, located at 2100 RiverEdge Parkway, Atlanta, Georgia 30328 (the “Property”), which lease has heretofore been amended by documents described and dated as follows: Lease Amendment One dated April 30, 2001, Lease Term Adjustment Confirmation Letter dated August 2, 2001 and Lease Amendment Two dated March 6, 2003 (collectively, and as amended herein, the “Lease”).

     B. The parties desire to extend the term of the Lease with respect to Suite 850 only on the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows.

     1. Extension of Term. The term of the Lease is hereby modified, with respect to Suite 850 only, so as to extend for a period (the “Extended Term”) commencing on November 1, 2003 (“Extension Date”) and expiring on April 30, 2004 (the “New Expiration Date”), unless sooner terminated in accordance with its terms.

     2. Base Rent, Additional Rent and Miscellaneous Charges. Tenant shall pay Landlord base or monthly Base Rent in the amount of $[***] per month for the period from the Extension Date through the New Expiration Date. Tenant shall also continue to pay Expenses, Taxes and any other amounts required under the Lease in accordance with the provisions set forth in Lease Amendment Two.

     3. Prorations. If the Extension Date or New Expiration Date occurs other than on the beginning or end of the applicable payment period under the Lease, Tenant’s obligations shall be prorated on a per diem basis (and Tenant shall remain liable for all rentals and charges accruing or relating to the period through the New Expiration Date, whether or not theretofore billed).

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

     4. Other Terms. Except as provided to the contrary herein, all terms and conditions currently and hereafter in effect under the Lease shall remain in effect during the Extended Term.

     5. Real Estate Brokers. Tenant represents and warrants that Tenant has not dealt with any broker, agent or finder in connection with this Amendment except for CB Richard Ellis, and agrees to indemnify and hold Landlord, and its employees, agents and affiliates harmless from all damages, judgments, liabilities and expenses (including reasonable attorneys’ fees) arising from any claims or demands of any other broker, agent or finder with whom Tenant has dealt for any commission or fee alleged to be due in connection with this Amendment.

     6. Offer. The submission and negotiation of this Amendment shall not be deemed an offer to enter the same by Landlord. Tenant’s execution of this Amendment constitutes a firm offer to enter the same which may not be withdrawn for a period of fifteen (15) business days after delivery to Landlord. During such period, Landlord may proceed in reliance thereon, but such acts shall not be deemed an acceptance. Such acceptance shall be evidenced only by Landlord signing and delivering this Amendment to Tenant.

     7. Whole Amendment; Full Force and Effect; Conflicts. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. As amended herein, the Lease between the parties shall remain in full force and effect. As an inducement for Landlord to enter into this Amendment, Tenant hereby represents that Landlord is not in violation of the Lease, and that Landlord has fully performed all of its obligations under the Lease as of the date on which Tenant signs this Amendment. In case of any inconsistency between the provisions of the Lease and this Amendment, the latter provisions shall govern and control.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

LANDLORD:	CMD REALTY INVESTMENT FUND IV, L.P. [SEAL]
an Illinois limited partnership

	By:	CMD/Fund IV GP Investments, L.P.,
an Illinois limited partnership, its general partner

		By:	CMD REIM IV, Inc., an Illinois corporation, its general partner

			By:	/s/ Allen D. Aldridge

Allen D. Aldridge, Vice President

2

TENANT:	IntercontinentalExchange, Inc. [SEAL]
a Delaware corporation

	By:	/s/ Jeffrey C. Sprecher

	Name:	Jeffrey C. Sprecher

	Its:	Chief Excutive Officer

CERTIFICATE

     I, Daniel B. Kennedy , as Vice President, Administration of the aforesaid Tenant, hereby certify that the individual(s) executing the foregoing Lease on behalf of Tenant was/were duly authorized to act in his/their capacities as set forth above, and his/their action(s) are the action of Tenant.

(Corporate Seal)	/s/ Daniel B. Kennedy

3

173C-1 (11/98)

LEASE AMENDMENT FOUR

(Short Extension of Term for Suite 850)

     THIS LEASE AMENDMENT FOUR (“Amendment”) is made and entered into as of the 4th day of June, 2004, by and between CMD Realty Investment Fund IV, L.P., an Illinois limited partnership (“Landlord”) and IntercontinentalExchange, Inc., a Delaware corporation (“Tenant”).

     A. Landlord and Tenant are the current parties to that certain lease (“Original Lease”) dated June 8, 2000, for premises currently described as Suites 500 and 850 in the building (the “Building”) known as 2100 RiverEdge, located at 2100 RiverEdge Parkway, Atlanta, Georgia 30328 (the “Property”), which lease has heretofore been amended by documents described and dated as follows: Lease Amendment One dated April 30, 2001, Lease Term Adjustment Confirmation Letter dated August 2, 2001, Lease Amendment Two dated March 6, 2003, and Lease Amendment Three dated September 10, 2003 (collectively, and as amended herein, the “Lease”).

     B. The parties desire to extend the term of the Lease with respect to Suite 850 only on the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows.

     1. Extension of Term. The term of the Lease is hereby modified (and reinstated to the extent that it may have heretofore expired), with respect to Suite 850 only, so as to extend for a period (the “Extended Term”) commencing on May 1, 2004 (“Extension Date”) and expiring on October 31, 2004 (the “New Suite 850 Expiration Date”), unless sooner terminated in accordance with its terms; provided that either party may terminate the Lease with respect to Suite 850 only upon thirty (30) days’ written notice (such notice is referred to herein as a “Termination Notice,” and such thirtieth (30th) day after such Termination Notice is given is referred to herein as the “Suite 850 Termination Date”). If both parties give a Termination Notice, the Termination Notice with the earlier Suite 850 Termination Date shall govern.

     2. Base Rent, Additional Rent and Miscellaneous Charges. Tenant shall pay Landlord base or monthly Base Rent in the amount of $[***] per month for the period from the Extension Date through the New Suite 850 Expiration Date. Tenant shall also continue to pay Expenses, Taxes and any other amounts required under the Lease in accordance with the provisions set forth in Lease Amendment Two.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

     3. Prorations. If the Extension Date or New Suite 850 Expiration Date or Suite 850 Termination Date occurs other than on the beginning or end of the applicable payment period under the Lease, Tenant’s obligations shall be prorated on a per diem basis (and Tenant shall remain liable for all rentals and charges accruing or relating to the period through the New Suite 850 Expiration Date or Suite 850 Termination Date, whether or not theretofore billed).

     4. Other Terms. Except as provided to the contrary herein, all terms and conditions currently and hereafter in effect under the Lease shall remain in effect during the Extended Term.

     5. Real Estate Brokers. Tenant represents and warrants that Tenant has not dealt with any broker, agent or finder in connection with this Amendment except for CB Richard Ellis, and agrees to indemnify and hold Landlord, and its employees, agents and affiliates harmless from all damages, judgments, liabilities and expenses (including reasonable attorneys’ fees) arising from any claims or demands of any other broker, agent or finder with whom Tenant has dealt for any commission or fee alleged to be due in connection with this Amendment.

     6. Offer. The submission and negotiation of this Amendment shall not be deemed an offer to enter the same by Landlord. Tenant’s execution of this Amendment constitutes a firm offer to enter the same which may not be withdrawn for a period of fifteen (15) business days after delivery to Landlord. During such period, Landlord may proceed in reliance thereon, but such acts shall not be deemed an acceptance. Such acceptance shall be evidenced only by Landlord signing and delivering this Amendment to Tenant.

     7. Whole Amendment; Full Force and Effect; Conflicts. Section 7 of Lease Amendment Three is incorporated herein by reference.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

LANDLORD:	CMD REALTY INVESTMENT FUND IV, L.P. [SEAL]
an Illinois limited partnership

	By:	CMD/Fund IV GP Investments, L.P.,
an Illinois limited partnership, its general partner

		By:	CMD REIM IV, Inc., an Illinois
corporation, its general partner

			By:	/s/ Allen D. Aldridge

Allen D. Aldridge, Vice President

2

TENANT:	IntercontinentalExchange, Inc. [SEAL]
a Delaware corporation

	By:	/s/ Jeffrey C. Sprecher

	Name:	Jeffrey C. Sprecher

	Its:	Chairman and Chief Excutive Officer

CERTIFICATE

     I, Daniel B. Kennedy , as Vice President, Administration of the aforesaid Tenant, hereby certify that the individual(s) executing the foregoing Lease on behalf of Tenant was/were duly authorized to act in his/their capacities as set forth above, and his/their action(s) are the action of Tenant.

(Corporate Seal)	/s/ Daniel B. Kennedy

3

173C-1 (11/98)

LEASE AMENDMENT FIVE

(Short Extension of Term for Suite 850)

     THIS LEASE AMENDMENT FIVE (“Amendment”) is made and entered into as of the 28th day of October, 2004, by and between CMD Realty Investment Fund IV, L.P., an Illinois limited partnership (“Landlord”) and IntercontinentalExchange, Inc., a Delaware corporation (“Tenant”).

     A. Landlord and Tenant are the current parties to that certain lease (“Original Lease”) dated June 8, 2000, for premises currently described as Suites 500 and 850 in the building (the “Building”) known as 2100 RiverEdge, located at 2100 RiverEdge Parkway, Atlanta, Georgia 30328 (the “Property”), which lease has heretofore been amended by documents described and dated as follows: Lease Amendment One dated April 30, 2001, Lease Term Adjustment Confirmation Letter dated August 2, 2001, Lease Amendment Two dated March 6, 2003, Lease Amendment Three dated September 10, 2003 and Lease Amendment Four dated June 4, 2004 (collectively, and as amended herein, the “Lease”).

     B. The parties desire to extend the term of the Lease with respect to Suite 850 only on the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows.

     1. Extension of Term; Termination Option. The term of the Lease is hereby modified (and reinstated to the extent that it may have heretofore expired), with respect to Suite 850 only, so as to extend for a period (the “Extended Term”) commencing on November 1, 2004 (“Extension Date”) and expiring on October 31, 2005 (the “New Suite 850 Expiration Date”), unless sooner terminated in accordance with its terms; provided that Tenant may terminate the Lease with respect to Suite 850 only effective on April 30, 2005 (“Suite 850 Early Termination Date”) by giving notice no later than February 28, 2005 (“Termination Notice”). The option herein is personal to the Tenant named in this Amendment. Tenant’s option hereunder shall, at Landlord’s election, terminate and become null and void if Tenant is in violation of the Lease at the time Tenant seeks to exercise such option, or at any time thereafter and prior to the Early Termination Date. Time is of the essence in giving Tenant’s Termination Notice hereunder.

     2. Base Rent and Additional Rent. Tenant shall pay Landlord base or monthly Base Rent in the amount of $[***] per month for the period from the Extension Date through the New Suite 850 Expiration Date. Commencing on the

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Extension Date, Tenant shall pay Tenant’s Share of increases in Expenses, Taxes and other such amounts, over the amount for the year 2004, and as otherwise provided in the Lease.

     3. Prorations. If the Extension Date or New Suite 850 Expiration Date or Suite 850 Early Termination Date occurs other than on the beginning or end of the applicable payment period under the Lease, Tenant’s obligations shall be prorated on a per diem basis (and Tenant shall remain liable for all rentals and charges accruing or relating to the period through the New Suite 850 Expiration Date or Suite 850 Early Termination Date, whether or not theretofore billed).

     4. Other Terms. Except as provided to the contrary herein, all terms and conditions currently and hereafter in effect under the Lease shall remain in effect during the Extended Term.

     5. Real Estate Brokers. Tenant represents and warrants that Tenant has not dealt with any broker, agent or finder in connection with this Amendment except for CB Richard Ellis (representing Landlord), and agrees to indemnify and hold Landlord, and its employees, agents and affiliates harmless from all damages, judgments, liabilities and expenses (including reasonable attorneys’ fees) arising from any claims or demands of any other broker, agent or finder with whom Tenant has dealt for any commission or fee alleged to be due in connection with this Amendment.

     6. Offer. The submission and negotiation of this Amendment shall not be deemed an offer to enter the same by Landlord. Tenant’s execution of this Amendment constitutes a firm offer to enter the same which may not be withdrawn for a period of fifteen (15) business days after delivery to Landlord. During such period, Landlord may proceed in reliance thereon, but such acts shall not be deemed an acceptance. Such acceptance shall be evidenced only by Landlord signing and delivering this Amendment to Tenant.

     7. Whole Amendment; Full Force and Effect; Conflicts. Section 7 of Lease Amendment Three is incorporated herein by reference.

2

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

LANDLORD:	CMD REALTY INVESTMENT FUND IV, L.P. [SEAL]
an Illinois limited partnership

	By:	CMD/Fund IV GP Investments, L.P.,
an Illinois limited partnership, its general partner

		By:	CMD REIM IV, Inc., an Illinois corporation, its general partner

			By:	/s/ Allen D. Aldridge

Allen D. Aldridge, Vice President

TENANT:	INTERCONTINENTALEXCHANGE, INC.[SEAL]
a Delaware corporation

	By:	/s/ Richard V. Spencer

	Name:	Richard V. Spencer

	Its:	Senior Vice President, Chief Financial Officer

CERTIFICATE

     I, Daniel B. Kennedy , as Vice President, Administration of the aforesaid Tenant, hereby certify that the individual(s) executing the foregoing Lease on behalf of Tenant was/were duly authorized to act in his/their capacities as set forth above, and his/their action(s) are the action of Tenant.

(Corporate Seal)	/s/ Daniel B. Kennedy

3